                                                                  EXHIBIT 10.F

================================================================================



                                 $1,644,000,000

                                CREDIT AGREEMENT


                                  Dated as of

                                 August 6, 1997

                                     Among

                        HOUSTON INDUSTRIES FINANCECO LP,

                                  as Borrower,

                        HOUSTON INDUSTRIES INCORPORATED,


                          THE LENDERS PARTIES HERETO,


                                      and


                           THE CHASE MANHATTAN BANK,

                            as Administrative Agent


                       --------------------------------

                             CHASE SECURITIES INC.,

                                  as Arranger


================================================================================

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----
                           ARTICLE I

               DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . .    1
SECTION 1.1.  Certain Defined Terms  . . . . . . . . . . . . . . .    1
SECTION 1.2.  Computation of Time Periods  . . . . . . . . . . . .   23
SECTION 1.3.  Accounting Terms . . . . . . . . . . . . . . . . . .   23

                          ARTICLE II

                   AMOUNTS AND TERMS OF THE
             COMMITTED LOANS AND LETTERS OF CREDIT . . . . . . . .   23
SECTION 2.1.  The Committed Loans  . . . . . . . . . . . . . . . .   23
SECTION 2.2.  Making the Loans . . . . . . . . . . . . . . . . . .   24
SECTION 2.3.  Minimum Tranches . . . . . . . . . . . . . . . . . .   25
SECTION 2.4.  Letters of Credit  . . . . . . . . . . . . . . . . .   25

                          ARTICLE III

              AMOUNTS AND TERMS OF THE CAF LOANS   . . . . . . . .   29
SECTION 3.1.  The CAF Loans  . . . . . . . . . . . . . . . . . . .   29
SECTION 3.2.  Competitive Bid Procedure  . . . . . . . . . . . . .   29

                          ARTICLE IV

               PROVISIONS RELATING TO ALL LOANS  . . . . . . . . .   32
SECTION 4.1.  Evidence of Loans  . . . . . . . . . . . . . . . . .   32
SECTION 4.2.  Fees . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 4.3.  Optional and Mandatory Termination or Reduction
              of the Commitments   . . . . . . . . . . . . . . . .   33
                     (a)  Optional   . . . . . . . . . . . . . . .   33
                     (b) Mandatory   . . . . . . . . . . . . . . .   34
SECTION 4.4.  Interest . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 4.5.  Reserve Requirements . . . . . . . . . . . . . . . .   36
SECTION 4.6.  Interest Rate Determination and Protection . . . . .   37
SECTION 4.7.  Voluntary Interest Conversion or Continuation of
              Committed Loans  . . . . . . . . . . . . . . . . . .   37
SECTION 4.8.  Funding Losses Relating to LIBOR Rate Loans and
              Fixed Rate Loans . . . . . . . . . . . . . . . . . .   38
SECTION 4.9.  Change in Legality . . . . . . . . . . . . . . . . .   39

                                                                   Page
                                                                   ----
                           ARTICLE V

               INCREASED COSTS, TAXES, PAYMENTS
                        AND PREPAYMENTS  . . . . . . . . . . . . .   40
SECTION 5.1.  Increased Costs; Capital Adequacy  . . . . . . . . .   40
SECTION 5.2.  Payments and Computations  . . . . . . . . . . . . .   41
SECTION 5.3.  Taxes  . . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 5.4.  Sharing of Payments, Etc . . . . . . . . . . . . . .   44
SECTION 5.5.  Voluntary Prepayments  . . . . . . . . . . . . . . .   44
SECTION 5.6.  Mitigation of Losses and Costs; Replacement of
              Bank   . . . . . . . . . . . . . . . . . . . . . . .   45
SECTION 5.7.  Determination and Notice of Additional Costs and
              Other Amounts  . . . . . . . . . . . . . . . . . . .   46

                          ARTICLE VI

                     CONDITIONS OF LENDING . . . . . . . . . . . .   46
SECTION 6.1.  Conditions Precedent to Initial Loans  . . . . . . .   46
SECTION 6.2.  Conditions Precedent to Certain Borrowings . . . . .   47

                          ARTICLE VII

                REPRESENTATIONS AND WARRANTIES   . . . . . . . . .   48
SECTION 7.1.  Corporate, Partnership or Other Status . . . . . . .   48
SECTION 7.2.  Organizational Status of Subsidiaries  . . . . . . .   49
SECTION 7.3.  Corporate, Partnership or Other Powers . . . . . . .   49
SECTION 7.4.  Authorization, No Conflict etc . . . . . . . . . . .   49
SECTION 7.5.  Governmental Approvals and Consents  . . . . . . . .   49
SECTION 7.6.  Obligations Binding  . . . . . . . . . . . . . . . .   50
SECTION 7.7.  Use of Proceeds; Margin Stock  . . . . . . . . . . .   50
SECTION 7.8.  Title to Properties  . . . . . . . . . . . . . . . .   50
SECTION 7.9.  Investment Company Act; PUHC Act of 1935 . . . . . .   50
SECTION 7.10.  No Material Adverse Change  . . . . . . . . . . . .   51
SECTION 7.11.  Litigation  . . . . . . . . . . . . . . . . . . . .   51
SECTION 7.12.  ERISA . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 7.13.  Financial Statements  . . . . . . . . . . . . . . .   51
SECTION 7.14.  Accuracy of Information . . . . . . . . . . . . . .   51
SECTION 7.15.  No Violation  . . . . . . . . . . . . . . . . . . .   52
SECTION 7.16.  Subsidiaries  . . . . . . . . . . . . . . . . . . .   52
SECTION 7.17.  Solvency  . . . . . . . . . . . . . . . . . . . . .   52

                         ARTICLE VIII

              AFFIRMATIVE AND NEGATIVE COVENANTS   . . . . . . . .   52
SECTION 8.1.  Affirmative Covenants of the Borrower  . . . . . . .   52

                                                                   Page
                                                                   ----
SECTION 8.2.   Affirmative Covenants of HII. . . . . . . . . . . .   55
SECTION 8.3.   Negative Covenants of the Borrower. . . . . . . . .   58
SECTION 8.4.   Negative Covenants of HII . . . . . . . . . . . . .   62

                          ARTICLE IX

                       EVENTS OF DEFAULT . . . . . . . . . . . . .   68
SECTION 9.1.   Events of Default . . . . . . . . . . . . . . . . .   68
SECTION 9.2.   Cancellation/Acceleration . . . . . . . . . . . . .   71

                           ARTICLE X

                           THE AGENT . . . . . . . . . . . . . . .   72
SECTION 10.1.  Appointment . . . . . . . . . . . . . . . . . . . .   72
SECTION 10.2.  Delegation of Duties  . . . . . . . . . . . . . . .   73
SECTION 10.3.  Exculpatory Provisions  . . . . . . . . . . . . . .   73
SECTION 10.4.  Reliance by Agent . . . . . . . . . . . . . . . . .   73
SECTION 10.5.  Notice of Default . . . . . . . . . . . . . . . . .   74
SECTION 10.6.  Non-Reliance on Agent and Other Banks . . . . . . .   74
SECTION 10.7.  Indemnification . . . . . . . . . . . . . . . . . .   74
SECTION 10.8.  Agent in Its Individual Capacity  . . . . . . . . .   75
SECTION 10.9.  Successor Agent . . . . . . . . . . . . . . . . . .   75

                          ARTICLE XI

                         MISCELLANEOUS . . . . . . . . . . . . . .   76
SECTION 11.1.  Amendments and Waivers  . . . . . . . . . . . . . .   76
SECTION 11.2.  Notices . . . . . . . . . . . . . . . . . . . . . .   77
SECTION 11.3.  No Waiver, Cumulative Remedies  . . . . . . . . . .   77
SECTION 11.4.  Survival of Representations and Warranties  . . . .   78
SECTION 11.5.  Payment of Expenses and Taxes . . . . . . . . . . .   78
SECTION 11.6.  Effectiveness; Successors and Assigns; Participations;
               Assignments   . . . . . . . . . . . . . . . . . . .   78
SECTION 11.7.  Set-off . . . . . . . . . . . . . . . . . . . . . .   83
SECTION 11.8.  Counterparts  . . . . . . . . . . . . . . . . . . .   83
SECTION 11.9.  Severability  . . . . . . . . . . . . . . . . . . .   83
SECTION 11.10. Integration   . . . . . . . . . . . . . . . . . . .   83
SECTION 11.11. GOVERNING LAW   . . . . . . . . . . . . . . . . . .   83
SECTION 11.12. Submission To Jurisdiction, Waivers   . . . . . . .   84
SECTION 11.13. Acknowledgements  . . . . . . . . . . . . . . . . .   85

                                                                   Page
                                                                   ----
SECTION 11.14.  Limitation on Agreements . . . . . . . . . . . . .   85
SECTION 11.15.  Non-recourse to Limited Partner, General
                Partner    . . . . . . . . . . . . . . . . . . . .   86




EXHIBITS
Exhibit A             Form of Notice of Borrowing
Exhibit B-1           Form of Competitive Bid Request
Exhibit B-2           Form of Competitive Bid
Exhibit B-3           Form of Competitive Bid Confirmation
Exhibit C             Form of Note
Exhibit D             Form of HII Pledge and Collateral Agency Agreement
Exhibit E             Terms of HII Preference Stock
Exhibit F             Form of Pledge and Collateral Agency Agreement
Exhibit G             Form of Pledge, Guarantee and Collateral Agency Agreement
Exhibit H             Form of Support Agreement
Exhibit I             Form of Notice of Interest Conversion/Continuation
Exhibit J             Form of Opinion of Baker & Botts, L.L.P.
Exhibit K             Form of Committed Loan Assignment and Acceptance
Exhibit L             Form of Intercompany Note

SCHEDULES
Schedule 1.1          Commitments and Addresses
Schedule 1.1A         Excluded Subsidiaries
Schedule 6.1(b)       Debt Refinanced on the Closing Date
Schedule 6.1(d)       Ownership of Capital Stock of Subsidiaries
Schedule 7.16         Subsidiaries
Schedule 8.4(c)       Certain Properties and Capital Stock of HI Energy
Schedule 8.4(f)       Restrictive Agreements
Schedule 8.4(g)       Certain NorAm Subsidiaries

                               CREDIT AGREEMENT

                           Dated as of August 6, 1997


                 Each of:

(a) HOUSTON INDUSTRIES FINANCECO LP, a Delaware limited partnership (the "Borrower");

(b)      HOUSTON INDUSTRIES INCORPORATED, a Texas corporation;

(c) the banks listed on the signature pages hereof and any bank or other financial institution that may hereafter become a party hereto in accordance with the provisions hereof (collectively, the "Banks", and each individually a "Bank");

(d)      CHASE SECURITIES INC., as arranger (in such capacity, the "Arranger");
         and

(e) THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Agent") for the Banks hereunder;

hereby agrees as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                 SECTION 1.1. Certain Defined Terms. As used in this Credit Agreement (as amended, supplemented or otherwise modified from time to time, this "Agreement"), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "ABR" means, for any day, an alternate base rate calculated as a fluctuating rate per annum (rounded upwards to the nearest 1/64 of 1% if not already an integral multiple of 1/64 of 1%) as shall be in effect from time to time, equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. As used in this definition, the term "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the ABR shall be determined without regard to clause (b) above until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                 "ABR Loan" means a Loan that bears interest at the ABR as provided in Section 4.4(a).

                 "ACES" means the 7% Automatic Common Exchange Securities due July 1, 2000 issued by HII in an initial aggregate face amount of $1,052,384,025 and the obligations at maturity of which may be satisfied completely by the delivery of shares of TWX Stock.

                 "Affiliate" means any Person that, directly or indirectly, Controls or is Controlled by or is under common Control with another Person.

                 "Aggregate Outstanding Extensions of Credit" means, as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Bank then outstanding and
         (b) such Bank's Pro Rata Percentage of the L/C Obligations then outstanding.

                 "Agent" has the meaning specified in the introduction to this Agreement.

                 "Applicable Margin" means the rate per annum set forth below opposite the Designated Rating from time to time in effect during the period for which payment is due:

                    Designated Rating                    Applicable Margin
                    -----------------                    -----------------

              A-/A3 and higher                                 .200%
              BBB+/Baa1                                        .250%

              BBB/Baa2                                         .275%

              BBB-/Baa3                                        .375%
              BB+/Ba1 or lower or Unrated                      .750%

         In each row in the table set forth above, the first indicated rating corresponds to that assigned by S&P, Fitch and Duff & Phelps, as the case may be, and the second indicated rating corresponds to that assigned by Moody's; the determination of which row of such table is applicable at any time is set forth in the definition of "Designated Rating".

                 "Application" means an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to issue a Letter of Credit.

                 "Arranger" has the meaning specified in the introduction to this Agreement.

                 "Available Dividend Amount" means, for any fiscal quarter, the average per share amount of the quarterly dividends paid by HII on its common stock during the four consecutive fiscal quarters immediately preceding such fiscal quarter, multiplied by the number of shares of common stock of HII outstanding as of the beginning of such quarter.

                 "Bank" and "Banks" have the meanings specified in the introduction to this Agreement.

                 "Bank Affiliate" has the meaning specified in Section 11.6(c).

                 "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

                 "Borrowed Money" of any Person means any Indebtedness of such Person for or in respect of money borrowed or raised by whatever means (including acceptances, deposits, lease obligations under Capital Leases and Mandatory Payment Preferred Stock); provided, however, that Borrowed Money shall not include (a) any guarantees that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions,
         (b) any obligations or guarantees of performance of obligations under a franchise, performance bonds, franchise bonds, obligations to reimburse drawings under letters of credit issued in accordance with the terms of any safe harbor lease or franchise or in lieu of performance or franchise bonds or other obligations incurred in the ordinary course of business that do not represent money borrowed or raised, in each case to the extent that such reimbursement obligations are payable (and are paid) in full within ten Business Days after the date upon which such obligation arises, (c) trade payables or (d) customer advance payments and deposits arising in the ordinary course of business.

                 "Borrower" has the meaning specified in the introduction to this Agreement.

                 "Borrowing" means either a Committed Borrowing or a CAF Borrowing.

                 "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when used in connection with a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

                 "CAF Borrowing" means a borrowing consisting of CAF Loans under Section 3.1 made on the same day by the Bank or Banks whose Competitive Bid or Bids have been accepted pursuant to Section 3.2(d).

                 "CAF Facility" has the meaning specified in Section 3.1(a).

                 "CAF LIBOR Rate Loan" means any CAF Loan that bears interest at the LIBOR Rate.

                 "CAF Loan" means a Loan made to the Borrower pursuant to
         Section 3.1 by a Bank in response to a Competitive Bid Request.

                 "CAF Loan Assignee" has the meaning specified in Section
         11.6(d).

                 "CAF Loan Assignment and Acceptance" means an assignment and acceptance executed in connection with the assignment of any CAF Loan to a CAF Loan Assignee in the manner set forth in Section 11.6(d). Each CAF Loan Assignment and Acceptance to be registered in the Register shall set forth (a) the full name of such CAF Loan Assignee;
         (b) such CAF Loan Assignee's address for notices and its lending office address (in each case to include telephone, telex and facsimile transmission numbers); and (c) payment instructions for all payments to such CAF Loan Assignee, and must contain an agreement by such CAF Loan Assignee to comply with the provisions of Sections 11.6(d), 11.6(g) and 11.6(h) to the same extent as any Bank.

                 "CAF Margin" means, as to any Competitive Bid relating to a CAF LIBOR Rate Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBOR Rate in order to determine the interest rate acceptable to such Bank with respect to such CAF LIBOR Rate Loan.

                 "CAF Rate" means, as to any Competitive Bid made by a Bank pursuant to Section 3.2, (i) in the case of a CAF LIBOR Rate Loan, the CAF Margin added to or subtracted from, as the case may be, the LIBOR Rate, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest, in each case, offered by such Bank.

                 "Capital Expenditure" means any expenditure in respect of the purchase, construction or other acquisition of fixed or capital assets (excluding any expenditure made in connection with normal replacement and maintenance programs properly treated as an expense in the period in which made according to GAAP).

                 "Capital Lease" means a lease that, in accordance with GAAP, would be recorded as a capital lease on the balance sheet of the lessee.

                 "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests in partnerships and member interests in limited liability companies, and any and all warrants or options to purchase any of the foregoing or securities convertible into any of the foregoing.

                 "Change in Control" means, with respect to HII, the acquisition by any Person or "group" (within the meaning of Rule 13d-5 of the Exchange Act) of beneficial ownership (determined in accordance with Rule 13d-3 of the Exchange Act) of Capital Stock of HII, the result of which is that such Person or group beneficially owns 30% or more of the aggregate voting power of all then issued and outstanding Capital Stock of HII; provided, however, that a Change in Control shall be deemed not to have occurred solely by reason of any acquisition of Capital Stock of HII by a new "holding" company if Capital Stock of such holding company representing at least 70% of the aggregate voting power of all issued and outstanding shares of Capital Stock of such holding company is owned by holders who owned the outstanding common stock of HII immediately prior to such acquisition. For purposes of the foregoing, the phrase "voting power" means, with respect to an issuer, the power under ordinary circumstances to vote for the election of members of the board of directors of such issuer.

                 "Closing Date" has the meaning specified in Section 11.6(a).

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                 "Committed Borrowing" means a borrowing consisting of Loans under Section 2.1(a) of the same Type, and having, in the case of Committed LIBOR Rate Loans, the same Interest Period, made on the same day by the Banks. The term "Committed Borrowing" as used herein shall not include any conversion or continuation of a Loan under Section 4.7.

                 "Committed LIBOR Rate Loan" means any Committed Loan that bears interest at the LIBOR Rate.

                 "Committed Loan" has the meaning specified in Section 2.1(a).

                 "Committed Loan Assignment and Acceptance" has the meaning specified in Section 11.6(c).

                 "Commitment" means, with respect to each Bank, the obligation of such Bank to make Committed Loans to, and/or to issue or participate in Letters of Credit issued on behalf of, the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under such Bank's name on Schedule 1.1 attached hereto under the caption "Commitment," as such amount may be changed from time to time pursuant to Sections 4.3, 9.2 and 11.6; and "Commitments" shall be the collective reference to the Commitments of all of the Banks.

                 "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of

         ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                 "Competitive Bid" has the meaning specified in Section 3.2(b).

                 "Competitive Bid Confirmation" has the meaning specified in
         Section 3.2(d).

                 "Competitive Bid Request" has the meaning specified in Section 3.2(a).

                 "Consolidated Capitalization" means, as of any date of determination, the sum of (a) Consolidated Shareholders Equity, (b) Consolidated Indebtedness for Borrowed Money and, without duplication,
         (c) Mandatory Payment Preferred Stock.

                 "Consolidated Indebtedness" means, as of any date of determination, the sum of (i) the total Indebtedness as shown on the consolidated balance sheet of HII and its Consolidated Subsidiaries, determined without duplication of any Guarantee of Indebtedness of HII by any of its Consolidated Subsidiaries or of any Guarantee of Indebtedness of any such Consolidated Subsidiary by HII or any other Consolidated Subsidiary of HII, and any Mandatory Payment Preferred Stock, less (ii) such amount of Indebtedness attributable to amounts then outstanding under receivables facilities or arrangements to the extent that such amounts would not have been shown as Indebtedness on a balance sheet prepared in accordance with GAAP prior to January 1, 1997, less (iii) in the case of any determination on or before June 30, 1998, the net amount of balances of HII and its Consolidated Subsidiaries at such date constituting cash or Permitted Investments less (iv) with respect to any Indexed Debt Securities that are Fully Hedged and the liabilities in respect of which as shown on the consolidated balance sheet of HII and its Consolidated Subsidiaries have increased from the amount of liabilities in respect thereof at the time of their issuance by reason of an increase in the price of the Indexed Asset relating thereto, the excess of (a) the aggregate amount of liabilities in respect of such Indexed Debt Securities at the time of determination over (b) the initial amount of liabilities in respect of such Indexed Debt Securities at the time of their issuance, provided that at the time of determination such increase in the price of the Indexed Asset relating to such Indexed Debt Securities has not been recorded on such consolidated balance sheet.

                 "Consolidated Shareholders' Equity" means, as of any date of determination, the total assets of HII and its Consolidated Subsidiaries less all liabilities of HII and its Consolidated Subsidiaries. (As used in this definition, "liabilities" means all obligations that, in accordance with GAAP consistently applied, would be classified on a balance sheet as liabilities, including, without limitation, (a) Indebtedness; (b) deferred liabilities; and (c) Indebtedness of HII or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of HII or such Consolidated Subsidiary, but in any case excluding as at such date of determination any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary).

                 "Consolidated Subsidiary" means, with respect to a specified Person at any date, any Subsidiary or any other Person, the accounts of which under GAAP would be consolidated with those of such specified Person in its consolidated financial statements as of such date.

                 "Consolidated Working Capital" means, as of any date of determination, (i) the amount of all assets of HII and its Consolidated Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of HII as current assets of HII at such date minus (ii) all liabilities of HII and its Consolidated Subsidiaries that, in accordance with GAAP, would be classified on a consolidated balance sheet of HII as current liabilities at such date; provided, however, that no current liabilities for any Junior Subordinated Debt of a Person shall be included in the calculation of such Person's Consolidated Working Capital when owned by any Hybrid Preferred Securities Subsidiary.

                 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any written agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Controlled" means, with respect to any Person, the ability of another Person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that Person (and "Control" shall be similarly construed).

                 "Default" means any event that, with the lapse of time or giving of notice, or both, or any other condition, would constitute an Event of Default.

                 "Default Rate" means with respect to any overdue amount owed hereunder, a rate per annum equal to (a) in the case of overdue principal with respect to any Loan, the sum of the interest rate in effect at such time with respect to such Loan under Section 4.4 plus 2%; provided, that in the case of overdue principal with respect to any Committed LIBOR Rate Loan, after the end of the Interest Period with respect to such Loan, the Default Rate shall equal the rate set forth in clause (b) below and (b) in the case of overdue interest with respect to any Loan, Facility Fees or other amounts payable hereunder, the sum of the ABR in effect at such time plus 2%.

                 "Designated Rating" means, at any time, (a) in the event that Long Term Debt Ratings from two or more Rating Agencies are in effect at such time and one of such Rating Agencies is either S&P or Moody's, the lower of (i) the higher of such Long Term Debt Rating by S&P or Moody's and (ii) the highest Long-Term Debt Rating then in effect by any Rating Agency other than the Rating Agency referred to in clause
         (i) above, or (b) in the event that Long Term Debt Ratings are not in effect as described in clause (a) above, the Long Term Debt Rating assigned by S&P if then in effect; otherwise, the

         Designated Rating of the Borrower shall be deemed to be "Unrated." Any change in the calculation of the Facility Fees or the Applicable Margin with respect to the Borrower that is caused by a change in the Designated Rating for the Borrower will become effective on the date of the change in the Designated Rating for the Borrower.

                 "Dollars" and the symbol "$" mean the lawful currency of the United States of America.

                 "Duff & Phelps" means Duff & Phelps Credit Rating Co. and any successor rating agency.

                 "Early Funding ABR Loan" has the meaning specified in Section 2.2(a).

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Event of Default" has the meaning specified in Section 9.1.

                 "Excess Cash Flow" means, for any period and without duplication of any item, (a) the sum of (i) consolidated net income of HII for the period (excluding net income of Excluded Subsidiaries),
         (ii) charges for depreciation and amortization and other non-cash charges to consolidated income of HII (excluding the amount thereof attributable to Excluded Subsidiaries), (iii) net cash proceeds from financings at HII, NorAm and Consolidated Subsidiaries of NorAm, (iv) the amount of cash dividends received by HII from Excluded Subsidiaries during such period, (v) decreases in Consolidated Working Capital for such period excluding any change in cash and cash equivalents included in Consolidated Working Capital (excluding the amount thereof attributable to Excluded Subsidiaries), and (vi) cash receipts that reduce HII consolidated long-term assets or increase HII consolidated long-term liabilities (excluding the amount thereof attributable to Excluded Subsidiaries) minus (b) the sum (excluding, in each applicable case, the amount thereof attributable to Excluded Subsidiaries) of (i) non-cash increases to consolidated net income of HII, (ii) net reductions in debt of HII and NorAm and its Consolidated Subsidiaries (to the extent not deducted in computing consolidated income of HII and, in the case of revolving facilities, to the extent accompanied by permanent commitment reductions), (iii) HII consolidated Capital Expenditures, (iv) the amount (A) of cash dividends paid on HII common stock or on preferred stock (including Mandatory Payment Preferred Stock and Hybrid Preferred Securities) or preference stock (including the HII Preference Stock) of HII, NorAm or any Consolidated Subsidiary of NorAm and (B) paid in cash in respect of redemption of preferred stock (including Mandatory Payment Preferred Stock and Hybrid Preferred Securities) or preference stock (other than the HII Preference Stock) of HII, NorAm or any Consolidated Subsidiary of NorAm, (v) cash payments by HII and its Consolidated Subsidiaries that increase long-term assets or decrease long-term liabilities, (vi) increases in Consolidated Working Capital for such period, excluding any change in cash and cash equivalents included in Consolidated

         Working Capital, (vii) other expenditures required to be made by HII and its subsidiaries and paid in cash during such period that are not deducted in computing consolidated net income of HII, and (viii) other expenditures paid in cash during such period that are not deducted in computing consolidated net income of HII and that, in the reasonable judgment of the senior management of HII, are necessary in order to accommodate, with respect to HL&P or NorAm, regulatory requirements and sound utility financial and management practices.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Excluded Subsidiaries" means the collective reference to (i) HI Energy and its Subsidiaries, (ii) the Subsidiaries of HII listed on
         Schedule 1.1A hereto, (iii) the Borrower, (iv) any Hybrid Preferred Securities Subsidiary and (v) any future subsidiary that is not a Material Subsidiary, provided that, notwithstanding the foregoing, Excluded Subsidiaries shall not include any Subsidiary in which an HII Investment has been made pursuant to Section 8.4(g)(v) or (vi).

                 "Facility Fee" has the meaning specified in Section 4.2(a).

                 "Federal Funds Effective Rate" means, for any day, a fluctuating rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                 "FinanceCo GP" means HI FinanceCo LLC, a Delaware limited liability company, that is the general partner of the Borrower and all of the member interests in which are Wholly-Owned by HII.

                 "Fitch" means Fitch Investors Service, LP, and any successor rating agency.

                 "Fixed Rate Loan" means any CAF Loan made by a Bank pursuant to Section 3.2 based upon a fixed percentage rate per annum offered by such Bank, expressed as a decimal (to no more than four decimal places), and accepted by the Borrower.

                 "Fully Hedged" means, with respect to any Indexed Debt Securities, that HII or any Consolidated Subsidiary of HII either (i) owns or has in effect rights providing substantially the economic effect, in such context, of owning, a sufficient amount of the Indexed Asset relating thereto (including, with respect to the ACES, TWX Stock) to satisfy completely its obligations at maturity of the Indexed Debt Securities or (ii) has in effect a hedging arrangement sufficient to enable it to satisfy completely its obligations at maturity of the Indexed Debt Securities.

                 "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guarantee" means, as to any Person (the "guaranteeing Person"), any obligation of (a) the guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing Person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any principal of any Indebtedness for Borrowed Money (the "primary obligation") of any other third Person in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof.

                 "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, or any similar arrangement designed to provide protection against fluctuations in market value or market rates.

                 "HI Energy" means Houston Industries Energy, Inc., a Delaware corporation.

                 "Highest Lawful Rate" means, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any Loan hereunder or on other amounts, if any, due to such Bank pursuant to this Agreement or any other Loan Document under applicable law. "Applicable law" as used in this definition means, with respect to each Bank, that law in effect from time to time that permits the charging and collection by such Bank of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including, without limitation, the laws of each State that may be held to be applicable, and of the United States of America, if applicable.

                 "HII" means (i) prior to the Closing Date, Houston Industries Incorporated, a Texas corporation, and (ii) upon and after the effectiveness of the Mergers, Houston Industries Incorporated, a Texas corporation, that is the surviving corporation pursuant to the Merger with HL&P.

                 "HII Aggregate Investment Amount" means, at any time, the sum of (a) the aggregate cumulative amount of all HII Investments made after the Closing Date and at or prior to such time, net of returns of capital to HII in respect of such HII Investments at or prior to such time, plus (b) if, at such time, the Money Fund Advances made by HII and outstanding at such time exceed the amount of Money Fund Obligations owed by or invested in HII at such time, an amount equal to the lesser of (i) such excess and
         (ii) the amount by which all Money Fund Obligations then owed by or invested in Subsidiaries of HII (other than NorAm, the Borrower or any HII Pledged Subsidiary meeting the requirements of Section 8.4(g)(v) or (vi)) exceeds the aggregate amount of all Money Fund Advances made by Subsidiaries of HII (other than NorAm, the Borrower or any HII Pledged Subsidiary meeting the requirements of Section 8.4(g)(v) or
         (vi)) and outstanding at such time, plus (c) if, at such time, the Money Fund Advances made by the Borrower and outstanding at such time exceed the amount of Money Fund Obligations owed by or invested in the Borrower at such time, an amount equal to the lesser of (i) such excess and (ii) without duplication of amounts included in "HII Aggregate Investment Amount" pursuant to clause (b)(ii) above, the amount by which all Money Fund Obligations then owed by or invested in Subsidiaries of HII (other than NorAm, the Borrower or any HII Pledged Subsidiary meeting the requirements of Section 8.4(g)(v) or (vi)) exceeds the aggregate amount of all Money Fund Advances made by Subsidiaries of HII (other than NorAm or the Borrower) and outstanding at such time.

                 "HII Investment" has the meaning specified in Section 8.4(g).

                 "HI Merger" means HI Merger, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of HII.

                 "HII Pledged Subsidiary" means (a) any Subsidiary of HII all of the Capital Stock of which is pledged under any of the Security Documents and (b) any other Subsidiary of HII with respect to which the requirements of the foregoing clause (a) are not satisfied to the extent, and only to the extent, that such Subsidiary does not satisfy such requirements by virtue of Liens existing on the Capital Stock of such Subsidiary pursuant to, and as permitted by, clause (i) or (ii) of Section 8.4(a) provided that the term "HII Pledged Subsidiary" shall not include any Hybrid Preferred Securities Subsidiary.

                 "HII Pledge and Collateral Agency Agreement" means the HII Pledge and Collateral Agency Agreement to be executed and delivered by HII, substantially in the form of Exhibit D.

                 "HII Preference Stock" means, for purposes of this Agreement, the preference stock of HII to be issued by HII to the Borrower on the Closing Date and having the terms set forth in Exhibit E.

                 "HL&P" means Houston Lighting & Power Company, which is, prior to the Closing Date, a Texas corporation and a Subsidiary of HII, and upon and after the effectiveness of the Mergers, a division of HII.

                 "HL&P Mortgage" means the Mortgage and Deed of Trust dated as of November 1, 1944 by HL&P to South Texas Commercial National Bank of Houston, as Trustee (Texas Commerce Bank National Association, successor Trustee), as amended and supplemented from time to time.

                 "Hybrid Preferred Securities" means preferred stock issued by any Hybrid Preferred Securities Subsidiary.

                 "Hybrid Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more Wholly-Owned Subsidiaries) at all times by HII, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and
         (iii) substantially all of the assets of which consist at all times solely of the Junior Subordinated Debt and payments made from time to time on the Junior Subordinated Debt.

                 "Indebtedness" of any Person means the sum of (a) all items (other than capital stock, capital surplus and retained earnings) that, in accordance with GAAP consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date on which the Indebtedness is to be determined and (b) without duplication, the amount of all Guarantees by such Person; provided, however, that Indebtedness of a Person shall not include any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary or any Guarantee by HII or NorAm of payments with respect to any Hybrid Preferred Securities.

                 "Indexed Asset" means, with respect to any Indexed Debt Security, (i) any security or commodity that is deliverable upon maturity of such Indexed Debt Security to satisfy the obligations under such Indexed Debt Security at maturity or (ii) any security, commodity or index relating to one or more securities or commodities used to determine or measure the obligations under such Indexed Debt Security at maturity thereof.

                 "Indexed Debt Securities" means (i) the ACES and (ii) any other security issued by HII or any Consolidated Subsidiary of HII that (a) in accordance with GAAP, is shown on the consolidated balance sheet of HII and its Consolidated Subsidiaries as Indebtedness or a liability and (b) the obligations at maturity of which may be satisfied completely by the delivery of, or the amount of such obligations are determined by reference to, (1) an equity security issued by an issuer other than HII or any such Consolidated Subsidiary or (2) an underlying index, commodity or security.

                 "Insolvency" means, as used in Section 7.12, 8.1(a)(v), 8.2(a)(iv) and 9.1(j), with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA (and "Insolvent" shall be construed accordingly for such purposes).

                 "Intercompany Indebtedness" means (i) any Indebtedness constituting Money Fund Advances or Money Fund Obligations, (ii) any Indebtedness for Borrowed Money owed by the Borrower to HII or to any HII Pledged Subsidiary the proceeds of which are applied upon receipt thereof to repayment of Loans or commercial paper supported by this Agreement and (iii) any Indebtedness constituting an advance by HII to the Borrower pursuant to the Support Agreement.

                 "Interest Period" means, for each Committed LIBOR Rate Loan comprising part of the same Committed Borrowing, the period commencing on the date of such Committed LIBOR Rate Loan or the date of the conversion of any Committed Loan into such Committed LIBOR Rate Loan, as the case may be, and ending on the last day of the period selected by the Borrower pursuant to Section 2.2 or 4.7, as the case may be, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to Section 4.7. The duration of each such Interest Period shall be one, two, three, six or, with the consent of all the Banks, nine months, as the Borrower may select by notice pursuant to Section 2.2(a) or 4.7 hereof; provided, however, that:

                               (i) any Interest Period in respect of a Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date;

                              (ii)  whenever the last day of any Interest
                 Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                             (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                 "Investment" of any Person means (a) any direct or indirect loan, advance or extension of credit made by it to any other Person, whether by means of purchase of debt or equity securities, loan, advance, Guarantee or otherwise; (b) any capital contribution to any other Person; and (c) any ownership or similar interest in any other Person.

                 "Issuing Bank" means The Chase Manhattan Bank, in its capacity as issuer of any Letter of Credit, and any other Bank, in such capacity, selected by the Borrower with the consent of the Agent and such Bank to be an Issuing Bank.

                 "Junior Subordinated Debt" means subordinated debt of HII or any Subsidiary of HII other than the Borrower (i) that is issued at par to a Hybrid Preferred Securities

         Subsidiary in connection with the issuance of Hybrid Preferred Securities, (ii) the payment of the principal of which and interest on which is subordinated (with certain exceptions) to the prior payment in full in cash or its equivalent of all senior indebtedness of the obligor thereunder and (iii) that has an original tenor no earlier than 30 years from the issuance thereof.

                 "L/C Commitment" means the amount of $150,000,000.

                 "L/C Fee Payment Date" means the last day of each March, June, September and December.

                 "L/C Obligations" means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to
         Section 2.4.

                 "L/C Participants" means the collective reference to all the Banks other than the Issuing Bank in their respective capacities as participants in L/C Obligations.

                 "Letters of Credit" has the meaning assigned to such term in
         Section 2.4(a).

                 "LIBOR Rate" means (a) with respect to any Committed LIBOR Rate Loan, for each day during each Interest Period pertaining thereto, the rate per annum equal to the average (rounded upward to the nearest 1/64th of 1%) of the respective rates notified to the Agent by each Reference Bank as the rate at which such Reference Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days therein and in an amount comparable to the principal amount of its Committed LIBOR Rate Loan to be outstanding during such Interest Period and (b) with respect to any CAF LIBOR Rate Loan of a specified maturity requested pursuant to a Competitive Bid Request, the rate per annum equal to the average (rounded upward to the nearest 1/64 of 1%) of the respective rates notified to the Agent by each Reference Bank as the rate at which such Reference Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the date of borrowing of such CAF LIBOR Rate Loan in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Rate Loans are then being conducted for delivery on such borrowing date, in an amount comparable to the principal amount of such CAF LIBOR Rate Loan and with a maturity comparable to the maturity applicable to such CAF LIBOR Rate Loan.

                 "LIBOR Rate Loan" means a Loan that bears interest at the LIBOR Rate as provided in Section 4.4(b).

                 "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any Capital Lease).

                 "Loans" means the loans made by the Banks to the Borrower pursuant to this Agreement.

                 "Loan Documents" means this Agreement, any Application, the Support Agreement, the Security Documents, any Notes and any document or instrument executed in connection with the foregoing.

                 "Loan Party" means, on the Closing Date, the Borrower, each of its Subsidiaries, FinanceCo GP, HII and each of its Subsidiaries whose Capital Stock is pledged pursuant to any of the Security Documents and, thereafter, such parties and any other Person from time to time party to any Loan Document.

                 "Long Term Debt Rating" means the rating assigned by a Rating Agency to the Loans under this Agreement.

                 "Majority Banks" means, at any time, Banks having at least 51% of the aggregate Commitments or, if the Commitments have been terminated, 51% of the aggregate Commitments in effect immediately prior to such termination.

                 "Mandatory Payment Preferred Stock" means any preference or preferred stock of HII or of any Consolidated Subsidiary (in each case other than any issued to HII or its subsidiaries and other than Hybrid Preferred Securities or Junior Subordinated Debt) that is subject to mandatory redemption, sinking fund or retirement provisions (regardless of whether any portion thereof is due and payable within one year).

                 "Margin Stock" has the meaning assigned to such term (or, in the case of Regulation T, the term "margin security") in Regulation G, T or U, as the case may be.

                 "Material Adverse Effect" means any material adverse effect on the ability of the Borrower to perform on a timely basis its obligations under this Agreement or any other Loan Document to which it is a party.

                 "Material Subsidiary" has the same meaning specified for the term "Significant Subsidiary" in Rule 405 under the Securities Act of 1933, as amended through the Closing Date, except that 5% shall be used rather than 10%; provided, however, that no Subsidiary shall be deemed to be a Material Subsidiary for purposes of this Agreement solely on the basis of its losses.

                 "Merger Agreement" means the Agreement and Plan of Merger, dated as of August 11, 1996, among HII, HL&P, HI Merger and NorAm, as amended by the Amendment to Agreement and Plan of Merger dated as of October 23, 1996.

                 "Mergers" means (i) the merger of HII with and into HL&P on the Closing Date and (ii) the merger of NorAm with and into HI Merger on the Closing Date, in each case pursuant to Article I (and not Article VIII) of the Merger Agreement and in accordance with the other terms and provisions of the Merger Agreement; "Merger" shall refer to the merger in either clause (i) or (ii) as the context may require.

                 "Moody's" means Moody's Investors Service, Inc., and any successor rating agency.

                 "Money Fund" means the Person, accounts or series of accounts in or through which the cash management practices and operations of HII and its Consolidated Subsidiaries are consolidated from time to time for purposes of conducting certain investing and/or borrowing activities for HII and various of such Subsidiaries, consisting primarily of a combination of (i) intercompany advances and related intercompany obligations to repay such advances, (ii) short-term investments and (iii) borrowings from third parties; initially such Money Fund will be operated by FinanceCo GP and funded with borrowings under this Agreement or commercial paper supported by this Agreement; provided that at all times any Person conducting the operations of the Money Fund, or owning and controlling the bank or investment accounts thereunder, shall be an HII Pledged Subsidiary.

                 "Money Fund Advances" means, for any Person, loans or advances to, or investments in, the Money Fund by such Person.

                 "Money Fund Obligations" means, for any Person, the obligations of such person with respect to loans or advances to, or investments in, such Person by the Money Fund (other than repayments by the Money Fund of Money Fund Advances by such Person).

                 "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "NorAm" means, prior to the Mergers, NorAm Energy Corp., a Delaware corporation, and, upon and after the Mergers, NorAm Energy Corp., a Subsidiary of HII (i) all of the common equity in which is owned by HII, (ii) that was named HI Merger, Inc. prior to the effectiveness of the Mergers and (iii), as the entity surviving the merger with NorAm Energy Corp. pursuant to the Mergers, shall be renamed NorAm Energy Corp. on the Closing Date..

                 "Note" has the meaning specified in Section 11.6(i).

                 "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                 "Notice of Interest Conversion/Continuation" has the meaning specified in Section 4.7.

                 "Other Taxes" has the meaning specified in Section 5.3(b).

                 "Participant" has the meaning specified in Section 11.6(b).

                 "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                 "Permitted Investments" means:

                 (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                 (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's, which at the date hereof are A-1 and P-1, respectively;

                 (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof, or any Bank, in each case which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

                 (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) or (b) above and entered into with a financial institution that either satisfies the criteria described in clause (c) above or is an investment or merchant banking institution with a rating applicable to it or its direct or indirect corporate parent equivalent to the highest rating obtainable from S&P or from Moody's.

                 "Permitted Liens" means with respect to any Person:

                          (a) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings; provided, however that, adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; and provided, further, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

                          (b) landlord Liens for rent not yet due and payable and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen and other similar nonconsensual Liens imposed by operation of law, for current wages or accounts payable or other sums not yet delinquent, in each case arising in the ordinary course of business; provided, however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

                          (c) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code, ERISA or any environmental law, order, rule or regulation) incurred or deposits made, in each case, in the ordinary course of business, (i) in connection with workers' compensation, unemployment insurance and other types of social security or
                 (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance or payment bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                          (d) Liens arising out of or in connection with any litigation or other legal proceeding that is being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; and provided, further, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed; and

                          (e) precautionary filings under the applicable Uniform Commercial Code made by a lessor with respect to personal property leased to such Person or any Subsidiary of such Person.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any political subdivision or agency thereof) or any other entity of whatever nature.

                 "Plan" means, at a particular time and with respect to the Borrower, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Pledge and Collateral Agency Agreement" means the Pledge and Collateral Agency Agreement to be executed and delivered by HII and the Collateral Agent thereunder, substantially in the form of Exhibit F.

                 "Pledge and Guarantee Agreement" means the Pledge, Guarantee and Collateral Agency Agreement to be executed and delivered by the Borrower and each of its Subsidiaries and the Collateral Agent thereunder, substantially in the form of Exhibit G.

                 "Projected Available Cash" means, for any quarter, the cash resources projected to be available to the Borrower for such quarter to meet its monetary obligations during such quarter, which available cash may include projected Excess Cash Flow of HII (after payment of its obligations other than to the Borrower during such quarter and after payment of dividends on HII common stock, computed as the Available Dividend Amount then in effect) and availability under this Agreement and availability of proceeds from commercial paper issued by the Borrower; provided that for the fiscal quarter ending September 30, 1997, Projected Available Cash shall be deemed to be the amount thereof set forth in the certificate delivered pursuant to Section 6.1(h).

                 "Projected Borrower Debt Service" means, for any quarter, the product of (i) projected interest service obligations of the Borrower for such quarter multiplied by (ii) 1.1; provided that for the fiscal quarter ending September 30, 1997, Projected Borrower Debt Service shall be deemed to be the amount thereof set forth in the certificate delivered pursuant to Section 6.1(h).

                 "Property" means any interest or right in any kind of property or asset, whether real, personal or mixed, owned or leased, tangible or intangible and whether now held or hereafter acquired.

                 "Pro Rata Percentage" means, with respect to any Bank, a fraction (expressed as a percentage) the numerator of which is the amount of such Bank's Commitment and the denominator of which is the aggregate amount of the Commitments of all of the Banks.

                 "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

                 "Purchasing Banks" has the meaning specified in Section
         11.6(c).

                 "Rating Agencies" means S&P, Duff & Phelps, Moody's and Fitch.

                 "Reference Banks" means The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Citibank, N.A., together with any successors thereto.

                 "Register" has the meaning specified in Section 11.6(e) hereof.

                 "Regulation G," "Regulation T" and "Regulation U" means Regulation G, T and U, respectively, of the Board or any other regulation hereafter promulgated by the Board to replace the prior Regulation G, T or U, as the case may be, and having substantially the same function.

                 "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 2.4(e) for amounts drawn under Letters of Credit.


                 "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

                 "Replaced Bank" has the meaning specified in Section 5.6(b) hereof.

                 "Replacement Bank" has the meaning specified in Section 5.6(b) hereof.

                 "Reportable Event" means any of the events set forth in
         Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .15, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                 "Requirement of Law" means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation of any Governmental Authority.

                 "Responsible Officer" means, with respect to any Person, its chief financial officer, chief accounting officer, assistant treasurer, treasurer or comptroller of such Person or any other officer of such Person whose primary duties are similar to the duties of any of the previously listed officers of such Person; with respect to the Borrower, such Responsible Officer may be an officer in a similar capacity with FinanceCo. GP having one of the foregoing titles or duties in respect of the Borrower.

                 "Restricted Payment" means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of such Person or its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of such Capital Stock or of any option, warrant or other right to acquire any such shares of Capital Stock.

                 "S&P" means Standard & Poor's Ratings Group, and any successor rating agency.

                 "SEC" means the Securities and Exchange Commission and any successor thereto.

                 "Secured Indebtedness" means, with respect to any Person, all Indebtedness secured (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured) by any Lien on any Property (including, without limitation, accounts and contract rights) owned by such Person or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                 "Security Documents" means the Pledge and Guarantee Agreement, the Pledge and Collateral Agency Agreement and the HII Pledge and Collateral Agency Agreement.

                 "Significant Subsidiary" has the meaning specified in Rule 405 under the Securities Act of 1933, as amended through the Closing Date; provided, however, that (i) no Subsidiary shall be deemed to be a Significant Subsidiary for purposes of this Agreement solely on the basis of its losses and (ii) notwithstanding the foregoing, each of NorAm and the Borrower shall be deemed to be a Significant Subsidiary of HII.

                 "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                 "Solvent" means, as used in Section 7.17, with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
         (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital. The term "Solvency" shall be construed accordingly for such purpose.

                 "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding shares of Capital Stock or other ownership interests having ordinary voting power (other than Capital Stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, through one or more Subsidiaries of such Person, by such Person.

                 "Supermajority Banks" means, at any time, Banks having at least 65% of the aggregate Commitments or, if the Commitments have been terminated, 65% of the aggregate Commitments in effect immediately prior to such termination.

                 "Support Agreement" means the Support Agreement to be executed and delivered by HII, substantially in the form of Exhibit H.

                 "Taxes" has the meaning specified in Section 5.3(a).

                 "Tax Event" means the receipt by a Hybrid Preferred Securities Subsidiary of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of Hybrid Preferred Securities of a Hybrid Preferred Securities Subsidiary, there is more than an insubstantial risk that (i) such Hybrid Preferred Securities Subsidiary is, or will be within 90 days of the date of such opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt held by such Hybrid Preferred Securities Subsidiary, (ii) interest payable to such Hybrid Preferred Securities Subsidiary on such Junior Subordinated Debt is not, or within 90 days of the date of such opinion of counsel, will not be, deductible by the payor, in whole or in part, for United States federal income tax purposes or (iii) such Hybrid Preferred Securities Subsidiary is, or will be within 90 days of the date of such opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                 "Termination Date" means initially the date that is five years after the Closing Date, or any earlier date on which (a) the Commitments have been terminated in accordance with this Agreement or
         (b) all unpaid principal amounts of Loans hereunder have been declared due and payable in accordance with this Agreement.

                 "Tranche" means the collective reference to Committed LIBOR Rate Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                 "Transferee" has the meaning specified in Section 11.6(g).

                 "Transfer Effective Date" has the meaning specified in Section 11.6(c).

                 "Triggering Event" has the meaning specified in Section
         5.7(b).

                 "TWX Stock" means shares of common stock of Time Warner Inc.

                 "Type" refers to the determination of whether a Loan is an ABR Loan or a Committed LIBOR Rate Loan (or a Committed Borrowing comprised of such Loans).

                 "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                 "Wholly-Owned" means, with respect to any Subsidiary of any Person, all the outstanding Capital Stock (other than directors' qualifying shares required by law) or other ownership interest of such Subsidiary are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person, or both.

                 SECTION 1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                 SECTION 1.3. Accounting Terms. Unless otherwise specified in this Agreement, all accounting terms used herein shall be construed in accordance with GAAP as in effect from time to time.


                                   ARTICLE II

                            AMOUNTS AND TERMS OF THE
                     COMMITTED LOANS AND LETTERS OF CREDIT

                 SECTION 2.1. The Committed Loans. (a) Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make revolving credit Loans (the "Committed Loans") to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate principal amount outstanding, which, when added to such Bank's Pro Rata Percentage of the then outstanding L/C Obligations, does not exceed at any time such Bank's Commitment; provided that no Committed Loan shall be made as a Committed LIBOR Rate Loan after the day that is one month prior to the Termination Date; and provided, further, that in no event shall the aggregate amount of Committed Loans, CAF Loans and L/C Obligations outstanding at any time exceed the aggregate amount of the Commitments at such time.

                 (b) Each Committed Borrowing by the Borrower shall be in an aggregate principal amount not less than $10,000,000 (in the case of Committed LIBOR Rate Loans) or $5,000,000 (in the case of ABR Loans), or an integral multiple of $1,000,000 in excess thereof and shall consist of Loans of the same Type made on the same day by the Banks ratably according to their respective Pro Rata Percentages. Within the limits of the applicable Commitments, the Borrower may borrow, prepay pursuant to Section 5.5 and reborrow under this Section 2.1. The principal amount outstanding on the Committed Loans shall mature and, together with accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

                 SECTION 2.2. Making the Loans. (a) Each Committed Borrowing under Section 2.1 shall be made on the Borrower's oral or written notice given by the Borrower to the Agent:

              (i) not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Committed Borrowing in the case of a Committed LIBOR Rate Loan;

             (ii) not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the date of the proposed Committed Borrowing in the case of an Early Funding ABR Loan; and

            (iii) not later than 11:00 A.M. (New York City time) on the same Business Day of the proposed Committed Borrowing in the case of any other ABR Loan.

With respect to any oral notice of borrowing given by the Borrower, the Borrower shall promptly thereafter confirm such notice in writing. Each written notice of borrowing and each confirmation of an oral notice of borrowing shall be in substantially the form of Exhibit A hereto ("Notice of Borrowing"). Each Notice of Borrowing shall be signed by the Borrower and shall specify therein the requested (i) date of such Committed Borrowing, (ii) Type of Loans comprising such Committed Borrowing, (iii) aggregate amount of such Committed Borrowing and (iv) with respect to any Committed LIBOR Rate Loan, the Interest Period for each such Loan. Upon receipt of any such notice, the Agent shall promptly notify each Bank thereof. Each Bank shall, before 1:00 P.M. (New York City time) on the date of such Committed Borrowing, make available to the Agent at its address referred to in Section 11.2, in immediately available funds, such Bank's applicable Pro Rata Percentage of such Committed Borrowing; provided, however, that, in the event of a requested ABR Loan with respect to which the Borrower has delivered its notice of borrowing on the Business Day immediately preceding the requested Borrowing Date (an "Early Funding ABR Loan"), each Bank shall make its applicable Pro Rata Percentage of such Committed Borrowing before 10:00 A.M. (New York City time) on the requested Borrowing Date. The Agent shall, no later than 2:00 P.M. (New York City time) on such date (or no later than 11:00 A.M. (New York City time), in the case of an Early Funding ABR Loan), make available to the Borrower the proceeds of the Committed Loans received by the Agent hereunder by crediting such account of the Borrower with the Agent as the Borrower shall from time to time designate. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

                 (b) Unless the Agent shall have received notice from a Bank at least two hours prior to the applicable time described in clause (a) above by which such Bank is required to deliver its funds to the Agent with respect to any Committed Borrowing that such Bank will not make available to the Agent such Bank's applicable Pro Rata Percentage of such Committed Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Committed Borrowing in accordance with Section 2.2(a) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Agent on a date after such date of Committed Borrowing, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Bank's applicable Pro Rata Percentage of such Committed Borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such date of Committed Borrowing to the date on which such Bank's applicable Pro Rata Percentage of such Committed Borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this Section 2.2(b) shall be conclusive in the absence of manifest error. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Committed Borrowing for purposes of this Agreement. If such Bank's applicable Pro Rata Percentage of such Committed Borrowing is not in fact made available to the Agent by such Bank within one Business Day of such date of Committed Borrowing, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum, equal to (i) the ABR (in the case of ABR Loans) or (ii) the Federal Funds Effective Rate (in the case of Committed LIBOR Rate Loans), on demand, from the Borrower.

                 (c) The failure of any Bank to make the Loan to be made by it as part of any Committed Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Committed Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Committed Borrowing.

                 SECTION 2.3. Minimum Tranches. All Borrowings, prepayments, conversions and continuations of Committed Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche of Committed LIBOR Rate Loans shall be equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                 SECTION 2.4. Letters of Credit. (a) L/C Commitment. (i) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in Section 2.4(d), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower in support of obligations (including, without limitation, performance, bid and similar bonding obligations) of the Borrower and its Affiliates on any Business Day prior to the Termination Date in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (A) the L/C Obligations would exceed the L/C Commitment or (B) the sum of the Loans then outstanding and the L/C Obligations then outstanding would exceed the aggregate Commitments then in effect.

                 (ii) Each Letter of Credit shall be denominated in Dollars and shall be a standby letter of credit issued to support obligations of the Borrower or any of its Affiliates, contingent or otherwise, and expire no later than the Termination Date.

                 (iii) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                 (iv) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed on such Issuing Bank by, any applicable Requirement of Law.

                 (b) Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit in a form satisfactory to the Borrower to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof and notify the Banks of the amount thereof.

                 (c) Fees, Commissions and Other Charges. (i) The Borrower shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from the last L/C Fee Payment Date (or, if later, the date of issuance thereof) to the date upon which such payment is due hereunder at the rate per annum equal to the Applicable Margin for LIBOR Rate Loans then in effect, calculated on the basis of a 365- (or 366-, as the case may be) day year, of the aggregate amount available to be drawn under such Letter of Credit on the date on which such fee is calculated. The Borrower shall pay to the Agent, for the account of the Issuing Bank, a fronting fee with respect to each Letter of Credit, computed for the period from the last L/C Fee Payment Date to the date upon which such payment is due hereunder at the rate per annum equal to 1/8 of 1%, calculated on the basis of a 365- (or 366-, as the case may be) day year, of the aggregate amount available to be drawn under such Letter of Credit on the date on which such fee is calculated. Such commissions and fronting fees shall be payable in arrears on each L/C Fee Payment Date and shall be nonrefundable.

                 (ii) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and reasonable expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                 (iii) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

                 (d) L/C Participations. (i) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Pro Rata Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to
Section 2.4. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Pro Rata Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                 (ii) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 2.4(d)(i) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within one Business Day after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (A) such amount, times (B) the daily average Federal Funds Effective Rate as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (C) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.4(d)(ii) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the ABR. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                 (iii) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.4(d), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the

Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

                 (e) Reimbursement Obligation of the Borrower. (i) The Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (A) such draft so paid and (B) any taxes, reasonable fees, charges or other reasonable costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

                 (ii) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate that would be payable on any outstanding ABR Loans that were then overdue.

                 (iii) Each drawing under any Letter of Credit shall be deemed to constitute a Committed Borrowing of ABR Loans in the amount of such drawing. The Borrowing Date with respect to each such borrowing shall be deemed to be the date of such drawing.

                 (f) Obligations Absolute. (i) The Borrower's payment obligations under Section 2.4(e) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit other than a defense based upon the gross negligence or willful misconduct of the Issuing Bank.

                 (ii) The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 2.4(e) shall not be affected by, among other things,
(i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

                 (iii) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

                 (iv) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

                 (g) Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                 (h) Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.4, the provisions of this Section 2.4 shall apply.


                                  ARTICLE III

                       AMOUNTS AND TERMS OF THE CAF LOANS

                 SECTION 3.1. The CAF Loans. (a) From time to time on any Business Day during the period from the Closing Date until the Termination Date, the Borrower may request CAF Loans from the Banks in amounts such that the aggregate principal amount of Committed Loans and CAF Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time (the "CAF Facility").

                 (b) Under the terms and conditions set forth below, the Borrower may borrow, repay pursuant to Section 3.2(h) and reborrow under this
Section 3.1.

                 SECTION 3.2. Competitive Bid Procedure. (a) In order to request a CAF Loan, the Borrower shall deliver to the Agent a written notice in the form of Exhibit B-1, attached hereto (a "Competitive Bid Request"), to be received by the Agent (i) in the case of each CAF LIBOR Rate Loan, not later than 3:00 P.M. (New York City time), four (4) Business Days before the borrowing date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 11:00 A.M. (New York City time), one (1) Business Day before the borrowing date specified for such Fixed Rate Loan.
Each Competitive Bid Request shall in each case refer to this Agreement and specify (i) the date of Borrowing of such CAF Loans (which shall be a Business
Day), (ii) the aggregate principal amount thereof, (iii) whether the CAF Loans then being requested are to be CAF LIBOR Rate Loans or Fixed Rate Loans, (iv) the maturity date for each CAF Loan requested to be made and (v) the interest payment dates for each CAF Loan requested to be made. The Agent shall promptly notify each Bank by telex or facsimile transmission of the contents of each Competitive Bid Request received by it. Each Competitive Bid Request may solicit bids for CAF Loans in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and for not more than three alternative maturity dates for such CAF Loans. The maturity date for each CAF Loan shall be not less than 15 days nor more than 180 days after the applicable date of CAF Borrowing (and in any event shall not extend beyond the Termination
Date).

                 (b) Each Bank may, in its sole discretion, irrevocably offer to make one or more CAF Loans to the Borrower responsive to each Competitive Bid Request from the Borrower. Any such irrevocable offer by a Bank must be received by the Agent, in the form of Exhibit B-2 hereto (a "Competitive Bid"), (i) in the case of each CAF LIBOR Rate Loan, not later than 10:30 A.M. (New York City time), three (3) Business Days before the borrowing date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 9:30 A.M. (New York City time) on the borrowing date specified for such Fixed Rate Loan. Competitive Bids that do not conform substantially to the format of Exhibit B-1 may be rejected by the Agent after conferring with, and upon the instruction of, the Borrower, and the Agent shall notify the Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (i) specify the maximum principal amount of CAF Loans for each maturity date (which shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and which may equal, but not exceed, the principal amount requested for such maturity date by the Borrower) and the aggregate maximum principal amount of CAF Loans for all maturity dates (which amount, with respect to any Bank, may exceed such Bank's Commitment) that the Bank is willing to make to the Borrower; and (ii) specify the CAF Rate at which the Bank is prepared to make each such CAF Loan. A Competitive Bid submitted by a Bank pursuant to this
Section 3.2(b) shall be irrevocable absent manifest error.

                 (c) The Agent shall (i) in the case of each CAF LIBOR Rate Loan, not later than 11:00 A.M. (New York City time) three (3) Business Days before the borrowing date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 10:00 A.M. (New York City time) on the borrowing date specified for such Fixed Rate Loan, notify the Borrower in writing of all the Competitive Bids made (arranging each such bid in ascending interest rate order), and the CAF Rate or CAF Rates and the maximum principal amount of each CAF Loan in respect of which Competitive Bid was made, and the identity of the Bank that made each bid. The Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 3.2.

                 (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 3.2(d), accept or reject any Competitive Bid referred to in Section 3.2(c); provided, however, that the aggregate amount of the Competitive Bids for CAF Loans so accepted by the Borrower may not exceed the lesser of (i) the principal amount of the applicable CAF Borrowing requested by the Borrower in respect thereof and (ii) the amount of the Commitments less the sum of (A) the aggregate principal amount of Committed Loans and CAF Loans and (B) the L/C Obligations then outstanding, after giving effect to the application of the proceeds of such respective CAF Borrowing on the borrowing date therefor. The Borrower shall notify the Agent in writing whether and to what extent it has decided to accept or reject any or all of the bids referred to in Section 3.2(c) by delivering to the Agent a written notice in the form of

Exhibit B-3 hereto (a "Competitive Bid Confirmation"), (i) in the case of each CAF LIBOR Rate Loan, not later than 1:00 P.M. (New York City time), three (3) Business Days before the borrowing date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 11:00 A.M. (New York City time) on the borrowing date specified for such Fixed Rate Loan, which Competitive Bid Confirmation shall specify the principal amount of CAF Loans for each relevant maturity date to be made by each such bidding Bank (which amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the Competitive Bid of such Bank, and for all maturity dates included in such Competitive Bid in respect thereof shall be equal to or less than the aggregate maximum amount specified in such Competitive Bid for all such maturity dates); provided, however, that (A) the failure by the Borrower to so deliver a Competitive Bid Confirmation by the specified time shall be deemed to be a rejection of all the bids referred to in
Section 3.2(c) for the related Competitive Bid Request; (B) the Borrower shall not accept a bid made at a particular CAF Rate for a particular maturity if the Borrower has decided to reject a bid made at a lower CAF Rate for such maturity; (C) if the Borrower shall accept bids made at a particular CAF Rate for a particular maturity but shall be restricted by other conditions hereof from borrowing the maximum principal amount of CAF Loans in respect of which bids at such CAF Rate have been made, then the Borrower shall accept a pro rata portion of each bid made at such CAF Rate based as nearly as possible on the respective maximum principal amounts of CAF Loans offered to be made by the relevant Banks pursuant to such bids; and (D) no bid shall be accepted for a CAF Loan by any Bank unless such CAF Loan is in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Notwithstanding the foregoing, if it is necessary for the Borrower to accept a pro rata allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause (C) above or otherwise) and the available principal amount of CAF Loans to be allocated among the Banks is not sufficient to enable CAF Loans to be allocated to each Bank in an aggregate principal amount not less than $5,000,000 or in integral multiples of $1,000,000 in excess thereof, then the Borrower shall, subject to clause (D) above, select the Banks to be allocated such CAF Loans and shall round allocations up or down to the next higher or lower multiple of $1,000,000 as it shall deem appropriate; provided that the allocations among the Banks to be allocated such CAF Loans shall be made pro rata based as nearly as possible on the respective maximum principal amounts of CAF Loans offered to be made by such Banks. The Competitive Bid Confirmation given by the Borrower pursuant to this Section 3.2(d) shall be irrevocable.

                 (e) Upon receipt from the Agent of the LIBOR Rate applicable to any CAF LIBOR Rate Loan to be made by any Bank pursuant to a Competitive Bid that has been accepted by the Borrower pursuant to Section 3.2, the Agent shall notify such Bank of the applicable LIBOR Rate.

                 (f) If the Agent shall at any time elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Borrower by (i) in the case of a CAF LIBOR Rate Loan, not later than 10:15 A.M. (New York City time), and (ii) in the case of a Fixed Rate Loan, not later than 9:15 A.M. (New York City time), in each case, on the Business

Day on which the other Banks are required to submit their bids to the Agent pursuant to Section 3.2(b) above.

                 (g) If the Borrower accepts pursuant to Section 3.2(d) one or more of the offers made by any Bank or Banks, the Agent shall promptly notify each Bank that has made such an offer of the aggregate amount of such CAF Loans to be made on the borrowing date for each maturity date and of the acceptance or rejection of any offers to make such CAF Loans made by such Bank. Each Bank that is to make a CAF Loan shall, before 12:00 Noon (New York City time) on the borrowing date specified in the Competitive Bid Request applicable thereto, make available to the Agent at its office set forth in Section 11.2 the amount of CAF Loans to be made by such Bank, in immediately available funds. The Agent shall, no later than 1:00 P.M. (New York City time), make available to the Borrower the proceeds of the CAF Loans received by the Agent hereunder by crediting such account of the Borrower with the Agent as the Borrower shall from time to time designate. As soon as practicable after each borrowing date, the Agent shall notify each Bank of the aggregate amount of CAF Loans advanced on such borrowing date and the respective maturity dates thereof.

                 (h) The Borrower shall repay to the Agent for the account of each Bank that has made a CAF Loan (or the CAF Loan Assignee in respect thereof, as the case may be) on the maturity date of each CAF Loan (such maturity date being that specified by the Borrower for repayment of such CAF Loan in the related Competitive Bid Request) the then unpaid principal amount of such CAF Loan. The Borrower shall not have the right to prepay any principal amount of any CAF Loan.

                 (i) All notices required by this Section 3.2 shall be made in accordance with Section 11.2 hereof; provided, however, that each request or notice required to be made under Section 3.2(a) or 3.2(d) by the Borrower may be made by the giving of telephone notice to the Agent that is promptly confirmed by delivery of a notice in writing (in substantially the form of Exhibit B-1 or Exhibit B-3, as the case may be) to the Agent.


                                   ARTICLE IV

                        PROVISIONS RELATING TO ALL LOANS

                 SECTION 4.1. Evidence of Loans. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

                 (b) The Agent shall maintain the Register pursuant to Section 11.6(e) and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Committed Loan and CAF Loan made by each Bank through the Agent hereunder, the type thereof, and each

Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Bank's share thereof.

                 (c) The entries made in the Register and the accounts of each Bank maintained pursuant to Section 4.1(a) shall, to the extent permitted by law, be prima facie evidence of the existence and amount of the obligations of the Borrower therein recorded; provided, however, that the failure of any Banks or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans actually made to such Borrower by such Bank in accordance with the terms of this Agreement.

                 SECTION 4.2. Fees. (a) The Borrower agrees to pay to the Agent for the account of each Bank a facility fee (the "Facility Fee") on the aggregate average daily amount of such Bank's Commitment (whether or not utilized), from the Closing Date until the Termination Date, payable quarterly in arrears beginning on September 30, 1997 and continuing thereafter on the last day of each March, June, September and December during the term of this Agreement, and on the Termination Date, at the applicable rate per annum as specified below opposite the Designated Rating in effect from time to time during the period for which payment is due:

                                                              Facility Fee
                                                              ------------
                 Designated Rating                                Rate
                 ------------------                               ----
         A-/A3 or higher                                         .100%

         BBB+/Baa1                                               .125%

         BBB/Baa2                                                .150%

         BBB-/Baa3                                               .175%

         BB+/Ba1 or lower or Unrated                             .250%

                  (b) The Facility Fees payable under Section 4.2(a) shall be calculated by the Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period for which such fee is payable.

                 (c) In each row in the table set forth in clause (a) above, the first indicated rating corresponds to that assigned by S&P, Fitch and Duff & Phelps, as the case may be, and the second indicated rating corresponds to that assigned by Moody's; the determination of which row of such table is applicable at any time is set forth in the definition of "Designated Rating".

                 (d) The Borrower shall pay to the Agent, for its own account, the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Agent.

                 SECTION 4.3. Optional and Mandatory Termination or Reduction of the Commitments. (a) Optional. The Borrower shall have the right, upon at least one (1) Business Day's irrevocable notice to the Agent (which shall give prompt notice to each Bank), to terminate in whole or permanently reduce ratably in part the unused portions of the Commitments, provided that (i) each partial reduction shall be in the aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments made under Section 5.5 hereof by the Borrower on the effective date thereof, the aggregate principal amount of Loans plus the L/C Obligations then outstanding would exceed the Commitments then in effect.

                 (b) Mandatory. (i) In the event that HII makes any repurchase of its common stock pursuant to clause (iv) of Section 8.4(e) at any time that the aggregate Commitments then in effect equal or exceed $1,500,000,000, the amount of the aggregate Commitments shall automatically be permanently reduced by an amount equal to 150% of the amount paid by HII in respect of such repurchase, subject to and in accordance with the provisions of Section 4.3(b)(iv).

                    (ii) In the event that HII makes an HII Investment pursuant to clause (i) of Section 8.4(g) at any time that the aggregate Commitments then in effect equal or exceed $1,500,000,000, the amount of the aggregate Commitments shall automatically be permanently reduced, subject to and in accordance with the provisions of Section 4.3(b)(iv), by an amount equal to 150% of the amount (an "Excess Investment Amount") by which the HII Aggregate Investment Amount at such time exceeds the sum of (A) $500,000,000 and (B) those Excess Investment Amounts previously determined pursuant to this subparagraph (b)(ii) for the purposes of making Commitment reductions hereunder.

                   (iii)  In the event that any debt is incurred pursuant to
Section 8.3(b)(iii), the amount of the aggregate Commitments shall automatically be permanently reduced in accordance with the provisions of
Section 4.3(b)(iv) by an amount equal to the cash proceeds thereof (net of reasonable fees and commissions and underwriters discount, if any, incurred by the Borrower in connection therewith).

                    (iv) Notwithstanding the provisions of Section 4.3(b)(i) or 4.3(b)(ii), in the event that, at the time of (a) any repurchase of HII common stock pursuant to clause (iv) of Section 8.4(e) referred to in such
Section 4.3(b)(i) or (b) any HII Investment pursuant to Section 8.4(g) referred to in such Section 4.3(b)(ii), the Borrower has made voluntary permanent reductions of the Commitments pursuant to Section 4.3(a) prior to such time, the amount of the reduction of Commitments otherwise required under Section 4.3(b)(i) or 4.3(b)(ii), as the case may be, shall be reduced by the amount of such prior voluntary commitment reductions made prior to such time that have not previously been used pursuant to this subparagraph (b)(iv) as an offset to the requirement to reduce the Commitments under Section 4.3(b)(i) or Section 4.3(b)(ii). Each reduction of Commitments pursuant to this Section 4.3 shall be applied pro rata to the Commitments of each Bank. If at any time, including after giving effect to any reduction of Commitments pursuant to this Section 4.3, the Aggregate Outstanding Extensions of Credit for all Banks exceeds the aggregate Commitments, the Borrower shall be obligated to prepay the

Loans (and to cash collateralize Letters of Credit to the extent that the aggregate amount of the L/C Obligations exceeds such aggregate Commitments after prepayment of all Loans) in the amount of such excess.

                 SECTION 4.4. Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank from the date of such Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

                 (a) ABR Loans. Each ABR Loan shall bear interest at a rate per annum equal at all times to the lesser of (i) the ABR and
         (ii) the Highest Lawful Rate, payable quarterly in arrears on the last day of each March, June, September and December, commencing on September 30, 1997, and on the Termination Date.

                 (b) LIBOR Rate Loans. Each LIBOR Rate Loan shall bear interest at a rate per annum equal at all times to:

                          (i) in the case of each Committed LIBOR Rate Loan, the lesser of (A) the sum of the LIBOR Rate for the applicable Interest Period for such Loan plus the Applicable Margin and
                 (B) the Highest Lawful Rate, payable on the last day of such Interest Period and, with respect to Interest Periods of six or nine months, on the ninetieth (90th) day after the commencement of the Interest Period and on each succeeding ninetieth (90th) day during such Interest Period, and on the Termination Date; and

                          (ii) in the case of each CAF LIBOR Rate Loan, the lesser of (A) the sum of the LIBOR Rate applicable to such Loan plus or minus, as the case may be, the CAF Margin specified by a Bank with respect to such Loan in its Competitive Bid submitted pursuant to Section 3.2(b) and (B) the Highest Lawful Rate, payable on the date or dates specified in the relevant Competitive Bid Request.

                 (c) Fixed Rate Loans. Each Fixed Rate Loan shall bear interest at a rate per annum equal at all times to the lesser of (i) the fixed rate of interest offered by the Bank making such Loan and accepted by the Borrower pursuant to Section 3.2 and (ii) the Highest Lawful Rate, payable on the date or dates specified in the relevant Competitive Bid Request.

                 (d) Interest that is determined by reference to the Prime Rate shall be calculated by the Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period in which such interest is payable and otherwise shall be calculated by the Agent on the basis of a 360-day year for the actual days (including the first day and excluding the last day) occurring in the period for which such interest is payable.

                 (e)      Notwithstanding the foregoing, if all or a portion of
         (i) the principal amount of any Loan, (ii) any interest payable thereon, or (iii) any Facility Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest, payable from time to time on demand, at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Default Rate, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                 (f) Each determination of an interest rate by the Agent pursuant to any provisions of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the quotations used by the Agent in determining the LIBOR Rate.

                 (g) If any Reference Bank shall for any reason no longer have Commitments or any Loans, such Reference Bank shall thereupon cease to be a Reference Bank, and the Agent (after consultation with the Borrower and the Banks) shall, by notice to the Borrower and the Banks, designate another Bank as a Reference Bank.

                 (h) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, the rate of interest shall, subject to the provisions of Section 4.6(b), be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

                 SECTION 4.5. Reserve Requirements. (a) The Borrower agrees to pay to each Bank that requests compensation under this Section 4.5 in accordance with the provisions set forth in Section 5.7(b), so long as such Bank shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Bank shall be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank that includes any LIBOR Rate Loans), an additional amount (determined by such Bank and notified to the Borrower pursuant to the provisions set forth in Section 5.7(b)) representing such Bank's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such method of allocation to such Loans of the Borrower as such Bank shall determine in accordance with Section 5.7(a)) of the actual costs, if any, incurred by such Bank during the relevant Interest Period or during the period a CAF LIBOR Rate Loan made by such Bank was outstanding, as the case may be, as a result of the applicability of the foregoing reserves to such Committed LIBOR Rate Loans or CAF LIBOR Rate Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period or each day during the period such CAF LIBOR Rate Loan was outstanding, as the case may be:

                      (i) the principal amount of the relevant Committed LIBOR Rate Loans or CAF LIBOR Rate Loans made by such Bank outstanding on such day; and

                      (ii) the difference between (A) a fraction, the numerator of which is the LIBOR Rate (expressed as a decimal) applicable to such Committed LIBOR Rate Loan or CAF LIBOR Rate Loan, as the case may be (expressed as a decimal), and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (B) such numerator; and

                    (iii) a fraction, the numerator of which is one and the denominator of which is 360.

                 (b) The agreements in this Section 4.5 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 4.5 for any period prior to the date that is 180 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

                 SECTION 4.6. Interest Rate Determination and Protection. (a) The rate of interest for each Committed LIBOR Rate Loan shall be determined by the Agent two (2) Business Days before the first day of each Interest Period applicable to such Loan. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of Sections 4.4(a) and (b) hereof.

                 (b) If, with respect to any Committed LIBOR Rate Loans, prior to the first day of an Interest Period (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period or (ii) the Agent shall have received notice from the Majority Banks that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as determined in good faith and certified by such Banks) of making or maintaining their affected Committed LIBOR Rate Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Banks as soon as practicable thereafter. If such notice is given, (A) any Committed LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (B) any Committed Loans that were to have been converted on the first day of such Interest Period to Committed LIBOR Rate Loans shall be continued as ABR Loans and (C) any outstanding Committed LIBOR Rate Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Committed LIBOR Rate Loans shall be made or continued as such, nor shall the Borrower have the right to convert Committed Loans to Committed LIBOR Rate Loans.

                 SECTION 4.7. Voluntary Interest Conversion or Continuation of Committed Loans. (a) The Borrower may on any Business Day, upon the Borrower's irrevocable oral or written notice of interest conversion/continuation given by the Borrower to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed interest conversion or continuation in the case of a Committed LIBOR Rate Loan, (i) convert Committed Loans of one Type into Committed Loans of another Type; (ii) convert Committed LIBOR Rate Loans for a specified Interest Period into Committed LIBOR Rate Loans for a different Interest Period; or
(iii) continue Committed LIBOR Rate Loans for a specified Interest Period as Committed LIBOR Rate Loans for the same Interest Period; provided, however, that (A) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan by the Borrower so long as an Event of Default has occurred and is continuing and the Agent has (or the Majority Banks have) determined that such a conversion or continuation is not appropriate; (B) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan after the date that is one month prior to the Termination Date and (C) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan if, after giving effect thereto, Section 2.3 would be contravened. With respect to any oral notice of interest conversion/continuation given by the Borrower under this
Section 4.7(a), the Borrower shall promptly thereafter confirm such notice in writing. Each written notice of interest conversion/continuation given by the Borrower under this Section 4.7(a) and each confirmation of an oral notice of interest conversion/continuation given by the Borrower under this Section 4.7(a) shall be in substantially the form of Exhibit I hereto ("Notice of Interest Conversion/Continuation"). Each such Notice of Interest Conversion/Continuation shall specify therein (x) the requested date of such interest conversion or continuation; (y) the Committed Loans to be converted or continued; and (z) if such interest conversion or continuation is into Committed LIBOR Rate Loans, the duration of the Interest Period for each such Committed LIBOR Rate Loan. Upon receipt of any such Notice of Interest Conversion/Continuation, the Agent shall promptly notify each Bank thereof. Each Notice of Interest Conversion/Continuation shall be irrevocable and binding on the Borrower.

                 (b) If the Borrower shall fail to deliver to the Agent a Notice of Interest Conversion/Continuation in accordance with Section 4.7(a) hereof, or to select the duration of any Interest Period for the principal amount outstanding under any Committed LIBOR Rate Loan by 11:00 A.M. (New York City time) on the third Business Day prior to the last day of the Interest Period applicable to such Loan in accordance with Section 4.7(a), the Agent will forthwith so notify the Borrower and the Banks provided that the failure to give such notice shall not affect the conversion referred to below) and such Committed Loans will automatically, on the last day of the then existing Interest Period therefor, convert into ABR Loans.

                 SECTION 4.8. Funding Losses Relating to LIBOR Rate Loans and Fixed Rate Loans. (a) The Borrower agrees, without duplication of any other provision under this Agreement, to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Rate Loan, (ii) default by the Borrower in making a borrowing of, conversion into or continuation of any LIBOR Rate Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment of LIBOR Rate Loans or the conversion of Committed LIBOR Rate Loans into ABR Loans on a day that is not the last day of an Interest Period with respect thereto (excluding any prepayment made pursuant to Section 4.9) or the making of a prepayment of any Fixed Rate Loan on a day that is not the scheduled maturity date with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. The calculation of all amounts payable to a Bank under this Section 4.8(a) shall be made pursuant to the method described in Section 5.7(a), but in no event shall such amounts payable with respect to any LIBOR Rate Loan exceed the amounts that would have been payable assuming such Bank had actually funded its relevant LIBOR Rate Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to (A) with respect to any Committed LIBOR Rate Loan, the relevant Interest Period and (B) with respect to any CAF LIBOR Rate Loan, the maturity set forth in the Competitive Bid applicable thereto; provided, that each Bank may fund each of its LIBOR Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 4.8(a).

                 (b) The agreements in this Section 4.8 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 4.8 for amounts accruing prior to the date that is 180 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

                 SECTION 4.9. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation or application of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Bank or its applicable lending office to perform its obligations hereunder to make LIBOR Rate Loans or to fund or maintain LIBOR Rate Loans hereunder, (i) the obligation of such Bank to make, or to convert Committed Loans into, or to continue Committed LIBOR Rate Loans as, LIBOR Rate Loans shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist; (ii) the Borrower shall, at its option, either prepay in full all Committed LIBOR Rate Loans of such Bank then outstanding, or convert all such Loans to ABR Loans, on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as required by law), accompanied, in the case of any prepayments, by interest accrued thereon; and
(iii) the Borrower shall, with respect to each CAF LIBOR Rate Loan of such Bank, take such action as such Bank shall reasonably request. Each Bank agrees that it will use reasonable efforts to designate a different lending office for the LIBOR Rate Loans due to it affected by this Section 4.9, if such designation will avoid the illegality described in this Section 4.9 so long as such designation will not be disadvantageous to such Bank as determined by such Bank in its sole discretion acting in good faith.

                 (b) For purposes of this Section 4.9, a notice to the Borrower (with a copy to the Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrower.


                                   ARTICLE V

                        INCREASED COSTS, TAXES, PAYMENTS
                                AND PREPAYMENTS

                 SECTION 5.1. Increased Costs; Capital Adequacy. (a) If after the date of this Agreement the adoption of or any change in any law or regulation or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date of this Agreement:

                      (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for (A) Taxes covered by Section 5.3, (B) net income taxes and franchise taxes imposed on such Bank as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Bank other than a connection arising solely from such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note and (C) changes in the rate of tax on the overall net income of such Bank);

                     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank that is not otherwise included in the determination of the LIBOR Rate hereunder (except for amounts covered by Section 4.5 or any other Section hereof); or

                    (iii)   shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the actual cost to such Bank, by an amount that such Bank deems to be material, of making, converting into, continuing or maintaining LIBOR Rate Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Bank, upon its demand in the manner set forth in Section 5.7(b), any additional amounts, computed by such Bank in accordance with Section 5.7(a), necessary to compensate such Bank for such actual increased cost or reduced amount receivable attributable to Loans or Commitments to the Borrower (to the extent that such Bank has not already been compensated or reimbursed for such amounts pursuant to any other provision of this Agreement). If any Bank becomes entitled to claim any additional amounts pursuant to this Section 5.1(a) from the Borrower, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled in the manner set forth in Section 5.7(b).

                 (b) If any Bank determines in good faith that the introduction of or any change in or in the interpretation or application of any law or regulation regarding capital adequacy after the date of this Agreement or compliance by such Bank or any corporation controlling such Bank with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made or issued after the date of this Agreement does or shall have the effect, as a result of such Bank's obligations under this Agreement or under any Letter of Credit, of reducing the rate of return on such Bank's or such corporation's capital to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, the Borrower shall pay to the Agent for the account of such Bank, from time to time as specified by such Bank in the manner set forth in Section 5.7(b), additional amounts, computed by such Bank in accordance with Section 5.7(a), sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such reduction in rate of return is allocable to the existence of such Bank's obligations hereunder.

                 (c) The agreements contained in this Section 5.1 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this
Section 5.1 for any period prior to the date that is 180 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

                 SECTION 5.2. Payments and Computations. (a) The Borrower shall make each payment (including each prepayment) hereunder, whether on account of principal, interest, fees or otherwise, without setoff or counterclaim, not later than 12:00 Noon (New York City time) on the day when due in Dollars to the Agent at its address referred to in Section 11.2 in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or Facility Fees (to the extent received by the Agent) ratably to the Banks according to the amounts of their respective Loans, L/C Obligations and Commitments in respect of which such payment is made, and like funds relating to the payment of any other amount payable to any Bank (to the extent received by the Agent) to such Bank, in each case to be applied in accordance with the terms of this Agreement.

                 (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of LIBOR Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Bank's applicable Pro Rata Percentage of such payment, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date such amount is distributed to such Bank to the date on which such Bank's applicable Pro Rata Percentage of such payment shall have become immediately available to the Agent and the denominator of which is 360.

                 SECTION 5.3. Taxes. (a) Except with respect to withholdings of United States taxes as provided in Section 5.3(d), any and all payments by the Borrower hereunder shall be made, in accordance with Section 5.2, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, net income taxes and franchise taxes imposed on it as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank other than a connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). Except with respect to withholdings of United States taxes as provided in Section 5.3(d), if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.3) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If requested by any Bank, the Borrower shall confirm that all applicable Taxes, if any, imposed on it by virtue of the transactions under this Agreement have been properly and legally paid by it to the appropriate taxing authorities by sending either (A) official tax receipts or notarized copies of such receipts to such Bank within thirty (30) days after payment of any applicable tax or (B) a certificate executed by a Responsible Officer of the Borrower confirming that such Taxes have been paid, together with evidence of such payment.

                 (b) In addition, the Borrower agrees to pay, in the manner set forth in Section 5.7(b), any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Note and for which such Bank or the Agent (as the case may be) has not been otherwise reimbursed by the Borrower under this Agreement (hereinafter referred to as "Other Taxes"). Notwithstanding the foregoing, the Borrower shall not bear any stamp, documentary, other excise taxes, charges or similar levies that are levied upon the sale or other transfer of any Note by a Bank or the Agent.

                 (c) The Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 5.3) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, including, without limitation or duplication, any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any failure by the Borrower to pay any Taxes or Other Taxes when due to the appropriate taxing authority or to remit to any Bank the receipts or other evidence of payment of Taxes or Other Taxes.

                 (d) Each Bank and each CAF Loan Assignee registered in the Register that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank and each such CAF Loan Assignee also agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Bank or such CAF Loan Assignee from duly completing and delivering any such form with respect to it and such Bank or such CAF Loan Assignee so advises the Borrower and the Agent. Each such Bank and each such CAF Loan Assignee shall certify (A) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. In the event that any such Bank or CAF Loan Assignee fails to deliver any forms required under this Section 5.3(d), the Borrower's obligation to pay additional amounts shall be reduced to the amount that it would have been obligated to pay had such forms been provided.

                 (e) If the Taxes or Other Taxes are not correctly or legally asserted and any Bank receives a refund of those Taxes or Other Taxes, such Bank shall within 20 days after such refund pay to the Borrower the amount of such refund to the extent that the Borrower indemnified such Bank (or the Agent) for such Taxes or Other Taxes pursuant to this Section 5.3.

                 (f) The agreements in this Section 5.3 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that (i) in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 5.3 for any period prior to the date that is 180 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower (other than any amounts as to which the ultimate amount of the reimbursement due could not then be determined) and (ii) nothing contained in this Section 5.3 shall require the Borrower to pay any amount to any Bank or the Agent in addition to that for which it has already reimbursed any Bank or the Agent under any other provision of this Agreement.

                 SECTION 5.4. Sharing of Payments, Etc. If any Bank (a "benefitted Bank") shall at any time receive any payment (other than pursuant to Section 4.5, 4.8, 5.1 or 5.3) of all or part of its Committed Loans, Reimbursement Obligations owing to it or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 9.1(g) or 9.1(h), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Committed Loans or Reimbursement Obligations owing to it, respectively, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Committed Loans or Reimbursement Obligations owing to it, respectively, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 5.4 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                 SECTION 5.5. Voluntary Prepayments. Subject to payment of amounts due under Section 4.8, the Borrower may, upon notice delivered to the Agent not later than 11:00 A.M. (New York City time) one Business Day prior to the date of prepayment stating the aggregate principal amount of the prepayment and the Committed Loans to be prepaid, prepay the outstanding principal amounts of such Committed Loans comprising part of the same Committed Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that all such prepayments shall be made without premium or penalty thereon; and provided further that losses incurred by any Bank under Section 4.8 shall be payable with respect to each such prepayment in the manner set forth in Section 4.8. Any such notice provided pursuant to this Section 5.5 shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice, together with accrued and unpaid interest on the amount prepaid. Partial prepayments pursuant to this Section
5.5 with respect to any Tranche of Committed LIBOR Rate Loans shall be in an aggregate principal amount equal to the lesser of (a) $10,000,000 or an integral multiple of $1,000,000 in excess thereof or (b) the aggregate principal amount of such Tranche of Committed LIBOR Rate Loans then outstanding, as the case may be; provided, that, no partial prepayment of any Tranche of Committed LIBOR Rate Loans may be made if, after giving effect thereto, Section 2.3 would be contravened. Partial prepayments with respect to the ABR Loans shall be made in an aggregate principal amount equal to the lesser of (i) $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (ii) the aggregate principal amount of ABR Loans then outstanding, as the case may be.

                 SECTION 5.6. Mitigation of Losses and Costs; Replacement of Bank. (a) Any Bank claiming reimbursement from the Borrower under any of Sections 4.5, 4.8, 5.1 and 5.3 hereof shall use reasonable efforts (including, without limitation, if requested by the Borrower, reasonable efforts to designate a different lending office of such Bank) to mitigate the amount of such losses, costs, expenses and liabilities, if such efforts can be made and such mitigation can be accomplished without such Bank suffering (i) any economic disadvantage for which such Bank does not receive full indemnity from the Borrower under this Agreement or (ii) any legal or regulatory disadvantage.

                 (b) Notwithstanding anything to the contrary contained herein, the Borrower (for any reason and in its sole discretion) shall have the right at any time and from time to time to replace any of the Banks (each such Bank, a "Replaced Bank") with one or more other banks (which need not be existing Banks hereunder) reasonably acceptable to the Agent (collectively, the "Replacement Bank") that have agreed to purchase the Commitments and Committed Loans of such Bank pursuant to one or more Committed Loan Assignment and Acceptances in accordance with the provisions of Section 11.6(c) (including, without limitation, the requirements of the last sentence thereof); provided that:

                 (i) each such assignment shall be arranged by the Borrower (with such reasonable assistance from such Replaced Bank as the Borrower reasonably may request); and

                 (ii) no Replaced Bank shall be obligated to make any such assignment pursuant to this Section 5.6(b) unless and until such Replaced Bank shall have received one or more payments from the Replacement Bank in an aggregate amount equal to the aggregate outstanding principal amount of the Committed Loans owing to such Replaced Bank, together with accrued and unpaid interest and fees thereon (including, in any event, any breakage indemnities of the type described in subsection 4.8) to the date of such payment and all other amounts payable to such Replaced Bank under this Agreement.

Upon the effectiveness of such assignment, the Replacement Bank shall become a Bank hereunder and (except with respect to any indemnities under this Agreement with respect to events or circumstances arising prior to the replacement of such Replaced Bank, which shall survive as to such Replaced Bank, and the obligation to repay in a timely manner any then outstanding CAF Loans with accrued interest thereon and all other amounts payable to such Replaced Bank under this Agreement, which shall survive as to such Replaced Bank and shall continue to constitute Loans hereunder until paid in full) the Replaced Bank shall cease to constitute a Bank hereunder.

                 SECTION 5.7. Determination and Notice of Additional Costs and Other Amounts. (a) In determining the amount of any claim for reimbursement or compensation under Sections 4.5, 4.8, 5.1 and 5.3, each Bank may use any reasonable averaging, attribution and allocation methods consistent with such methods customarily employed by such Bank in similar situations.

                 (b) Each Bank or, with respect to compensation claimed by it pursuant to Section 5.3, the Agent, as the case may be, will (i) use best efforts to notify the Borrower through the Agent (in the case of each Bank) of any event giving rise to such claim occurring after the date of this Agreement promptly after the occurrence thereof and (ii) notify the Borrower through the Agent (in the case of each Bank) promptly after such Bank or the Agent, as the case may be, becomes aware of any event occurring after the date of this Agreement, in either case if such event (for purposes of this Section 5.7(b), a "Triggering Event") will entitle such Bank or the Agent, as the case may be, to compensation pursuant to Section 4.5, 4.8, 5.1 or 5.3, as the case may be.
Each such notification of a Triggering Event shall be accompanied by a certificate of such Bank or the Agent, as the case may be, setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Bank or the Agent, as the case may be, as specified in Section 4.5, 4.8,
5.1 or 5.3, as the case may be, which certificate shall be conclusive absent manifest error. The Borrower shall pay to the Agent for the account of such Bank or to the Agent for its own account, as the case may be, the amount shown as due on any such certificate within 10 Business Days after its receipt of the same.


                                   ARTICLE VI

                             CONDITIONS OF LENDING

                 SECTION 6.1. Conditions Precedent to Initial Loans. The obligation of each Bank to make its initial Loan to the Borrower hereunder is subject to the satisfaction of the following conditions precedent:

                      (a) The Agent (or its counsel) shall have received from each party to this Agreement, the HII Pledge and Collateral Agency Agreement, the Pledge and Guarantee Agreement, the Pledge and Collateral Agency Agreement and the Support Agreement either (i) a counterpart of such Loan Document signed on behalf of such party or
         (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of such Loan Document) that such party has signed a counterpart of such Loan Document.

                      (b) The Agent shall have received evidence satisfactory to it that, on the Closing Date and substantially concurrently with the funding of the initial Loans hereunder, (i) the Mergers shall have been consummated in accordance with the Merger Agreement, (ii) all obligations under the facilities described on Schedule 6.1(b) shall have been paid in full and the commitments thereunder terminated and
         (iii) the HII Preference Stock shall have been issued to the Borrower.

                      (c) The Agent (or its counsel) shall have received a certificate dated the Closing Date of an Assistant Secretary of HII certifying (i) the names and true signatures of the officers of each Loan Party authorized to sign each Loan Document to which it is a party and the notices and other documents to be delivered by such Loan Party pursuant to any such Loan Document; (ii) the bylaws and articles of incorporation, partnership agreement or similar organizational documents of each Loan Party as in effect on the date of such certification; (iii) the resolutions of the Board of Directors of each Loan Party (or, with respect to the Borrower, resolutions of the Board of Directors of FinanceCo GP) approving and authorizing the execution, delivery and performance by such Loan Party of each Loan Document to which it is a party and, in the case of the Borrower, any Notes from time to time issued hereunder and authorizing the borrowings and other transactions contemplated hereunder; and (iv) that all authorizations, approvals and consents by any Governmental Authority or other Person necessary in connection with the execution, delivery and performance of the Loan Documents and the consummation of the Mergers and the transactions related thereto, including confirmation of the status of HII as an exempt holding company under PUHCA after giving effect thereto and any other regulatory approvals in respect thereof required to be obtained prior to the Closing Date, have been obtained and are in full force and effect.

                      (d) The Agent (or its counsel) shall have received a certificate of a Responsible Officer of HII certifying that, as of the Closing Date and except as disclosed on Schedule 6.1(d) attached hereto, HII owns, directly or indirectly through one or more of its Subsidiaries, all of the outstanding Capital Stock of each Significant Subsidiary of HII, free and clear of any Liens other than those arising under the Security Documents.

                      (e) The Agent (or its counsel) shall have received a favorable opinion of Messrs. Baker & Botts, L.L.P., counsel for the Borrower, dated the Closing Date and substantially in the form of Exhibit J hereto.

                      (f) The Agent (or its counsel) shall have received certificates dated on or about the Closing Date of the Secretary of State of the State of Delaware as to the existence and good standing of the Borrower and FinanceCo GP.

                      (g) The Agent (or its counsel) shall have received a favorable opinion of a valuation firm satisfactory to it with respect to the Solvency of the Borrower after giving effect to the initial Borrowings and the transactions contemplated hereby.

                      (h) The Agent shall have received a certificate showing in reasonable detail Projected Borrower Debt Service and Projected Available Cash for the fiscal quarter of the Borrower ending September 30, 1997.

                 SECTION 6.2. Conditions Precedent to Certain Borrowings. The obligation of each Bank to make each extension of credit (including, to the extent relevant, the initial Loans hereunder and any issuance of a Letter of Credit) is subject to the satisfaction of the following conditions precedent:

                      (a) On or prior to the date of such extension of credit, the Agent shall have received from the Borrower a Notice of Borrowing or a Competitive Bid Confirmation, as the case may be, in accordance with the terms of this Agreement, or, in the case of the issuance of any Letter of Credit, the instruments required under
         Section 2.4 in respect thereof.

                      (b) The representations and warranties of HII and the Borrower contained in Article 7 of this Agreement shall be true and correct in all material respects on and as of the date of such extension of credit (except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date), before and after giving effect to such extension of credit, and to the application of the proceeds therefrom, as though made on and as of such date.

                      (c) No Default or Event of Default shall have occurred and be continuing, or would result from such extension of credit.

                      (d) The Agent shall have received such other supporting documents as the Agent or the Banks, through the Agent, reasonably may have requested.

Each of the giving of any applicable Notice of Borrowing or Competitive Bid Confirmation, as the case may be, the acceptance by the Borrower of the proceeds of each Borrowing, and each Letter of Credit issued on behalf of the Borrower, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements set forth in Section 6.2(b) and
(c) are true and correct.


                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

                 Each of the Borrower and HII hereby represents and warrants as follows:

                 SECTION 7.1. Corporate, Partnership or Other Status. (a) HII is validly organized and existing as a corporation and in good standing under the laws of the State of

Texas; (b) the Borrower is validly organized and existing as a limited partnership and in good standing under the laws of the State of Delaware; (c) FinanceCo GP is validly organized and existing as a limited liability company and in good standing under the laws of the State of Delaware; (d) each of HII, FinanceCo GP and the Borrower is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect; and (e) each of HII, FinanceCo GP and the Borrower has the corporate, partnership or other requisite power and authority to conduct its business as presently conducted.

                 SECTION 7.2. Organizational Status of Subsidiaries. Each Subsidiary of the Borrower (if any) and each Significant Subsidiary of HII (a) is validly organized and existing as a corporation, partnership or limited liability company and in good standing under the laws of the jurisdiction of its organization, (b) is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so validly organized and existing or duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect; and (c) has the corporate, partnership or other requisite power and authority to conduct its business as presently conducted, except where the failure to have such corporate power and authority, individually or in the aggregate, would not have a Material Adverse Effect.

                 SECTION 7.3. Corporate, Partnership or Other Powers. Each Loan Party has the corporate, partnership or other requisite power to execute, deliver and perform and comply with its obligations under this Agreement, any Notes to which it is (or may become) a party and the other Loan Documents to which it is a party. This Agreement has been, and each other Loan Document to which any Loan Party is a party will be, duly executed and delivered on behalf of such Loan Party.

                 SECTION 7.4. Authorization, No Conflict etc. The borrowings by the Borrower contemplated by this Agreement, the execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance by each Loan Party of its obligations hereunder and thereunder have been duly authorized by all requisite corporate, partnership or other requisite action on the part of such Loan Party and do not and will not (i) violate any existing law, any order to which such Loan Party is subject of any court or other Governmental Authority, or the articles of incorporation or bylaws or other organizational documents (each as amended from time to time) of such Loan Party; (ii) violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both, or any other condition) a default under, any indenture, loan agreement or other agreement to which such Loan Party is a party or by which such Loan Party or any of its Subsidiaries, or any of its respective Property, is bound (except for such violations, conflicts, breaches or defaults that, individually or in the aggregate, do not have or would not have a Material Adverse Effect); or (iii) except as provided by the Security

Documents, result in, or require, the creation or imposition of any Lien upon any of the Properties of any Loan Party.

                 SECTION 7.5.  Governmental Approvals and Consents.  Except for
(a) certain authorizations, approvals or actions by Governmental Authorities required in connection with foreclosure under and as set forth in certain of the Security Documents, (b) certain notice filings that may be required in connection with the pledge of the Capital Stock of HI Energy and/or certain of its Subsidiaries and (c) certain notice filings under the Uniform Commercial Code required under the Security Documents, no authorization or approval or action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party.

                 SECTION 7.6. Obligations Binding. This Agreement and the other Loan Documents are the legal, valid and binding obligations of each Loan Party that is a party thereto enforceable against it in accordance with their respective terms (assuming due and valid authorization, execution and delivery of this Agreement by any party other than the Loan Parties), except (a) as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) the availability of certain remedies under the Security Documents may require certain authorizations, approvals or actions by Governmental Authorities as indicated in Section 7.5.

                 SECTION 7.7. Use of Proceeds; Margin Stock. The proceeds of the Loans will be used by the Borrower (i) to finance, in part, the payment of the cash portion of the Merger of NorAm with and into HI Merger on the Closing Date, along with related fees and expenses, (ii) to finance the refinancing of certain obligations under, or for which credit support is provided by, the facilities referred to in Section 6.1(b)(ii), (iii) to support the issuance of short- term commercial paper or other short-term indebtedness of the Borrower,
(iv) to finance certain repurchases of HII common stock as described in, and subject to limits of, Section 8.4(e)(iii) and Section 8.4(e) (iv) and (v) to provide funds for the general purposes of the Borrower, including the making of intercompany loans to, or securing Letters of Credit for the benefit of, Affiliates to the extent permitted hereunder and by applicable law. Neither HII nor the Borrower or any of its Subsidiaries is principally engaged in, or has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan made to the Borrower will be used for any purpose that would violate the provisions of the margin regulations of the Board.

                 SECTION 7.8. Title to Properties. The issued and outstanding Capital Stock owned by the Borrower of each of its Subsidiaries, and by HII of each of its Significant Subsidiaries, whether such stock is owned directly or indirectly through one or more of its Subsidiaries, is owned free and clear of any Lien other than Liens arising under the Security Documents. In addition, each of HII and its Significant Subsidiaries has good title to the Properties reflected in the financial statements referred to in Section 7.13 and in any financial statements delivered pursuant to Section 8.1(a) or 8.1(b), except for (a) such Properties that have been disposed of subsequent to the dates of the balance sheets included in such financial statements and that are no longer used or useful in the conduct of the business of HII or of any of its Significant Subsidiaries and (b) such Properties that have been disposed of in the ordinary course of their respective business.

                 SECTION 7.9. Investment Company Act; PUHC Act of 1935. Neither HII nor any Subsidiary of HII is (i) an "investment company" as defined in, or required to register as an "investment company" under, the Investment Company Act of 1940, as amended, or (ii) subject to regulation as a public utility holding company under PUHCA except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies or public utility holding companies.

                 SECTION 7.10. No Material Adverse Change. Since December 31, 1996, there has been no change in the consolidated financial position, results of operations or business of HII and its Consolidated Subsidiaries that would have a Material Adverse Effect.

                 SECTION 7.11. Litigation. There is no litigation, action, suit or other legal or governmental proceeding pending or, to the best knowledge of the Borrower, threatened, at law or in equity, or before or by any arbitrator or Governmental Authority (i) relating to the transactions under this Agreement or (ii) in which there is a reasonable possibility of an adverse decision that is likely to have a Material Adverse Effect.

                 SECTION 7.12. ERISA. Neither HII nor any of its Significant Subsidiaries has incurred any material liability or deficiency arising out of or in connection with (i) any Reportable Event or "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Plan that has occurred during the five-year period immediately preceding the date on which this representation is made or deemed made, (ii) any failure of a Plan to comply with the applicable provisions of ERISA and the Code, (iii) any termination of a Single Employer Plan, (iv) any complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from any Multiemployer Plan, or (v) any Lien in favor of the PBGC or any Plan that has arisen during the five-year period referred to in clause (i) above. In addition, no Multiemployer Plan is in Reorganization or is Insolvent, where such Reorganization or Insolvency, individually or when aggregated with the events described in the first sentence of this Section 7.12, is likely to result in a material liability or deficiency of HII or any of its Significant Subsidiaries. As used in this Section 7.12, any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this Section 7.12 at any one time outstanding, individually and in the aggregate, is less than $25,000,000.

                 SECTION 7.13. Financial Statements. The audited consolidated financial statements of HII as of and for the year ended December 31, 1996 and the unaudited consolidated financial statements of HII as of and for the three months ended March 31, 1997, copies of which have been delivered to the Banks, present fairly the consolidated financial condition and results of operations of HII and its Consolidated Subsidiaries as of such dates and for the periods then ended, in conformity with GAAP and, except as otherwise stated therein, consistently applied.

                 SECTION 7.14. Accuracy of Information. None of the documents or written information (excluding financial projections and forecasts) provided by or on behalf of the Borrower to the Banks in connection with or pursuant to this Agreement contains as of the date thereof or will contain as of the date thereof any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial projections and forecasts furnished to the Banks by or on behalf of the Borrower with respect to the transactions contemplated under this Agreement were prepared in good faith and on the basis of information and assumptions that the Borrower believed to be reasonable as of the date of such information.

                 SECTION 7.15. No Violation. Neither HII nor the Borrower is in violation of any order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental Authority that, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect.

                 SECTION 7.16. Subsidiaries. Schedule 7.16 attached hereto sets forth each Subsidiary of the Borrower as of the Closing Date and each Significant Subsidiary of HII as of the Closing Date.

                 SECTION 7.17. Solvency. On and as of the Closing Date, after giving effect to the Mergers, the Borrowings of initial Loans on the Closing Date and the other transactions contemplated hereby and thereby, the Borrower will be Solvent.



                                  ARTICLE VIII

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                 SECTION 8.1. Affirmative Covenants of the Borrower. The Borrower covenants that, as long as any amount is owing hereunder or under any other Loan Documents, any Letter of Credit is outstanding or any Bank shall have any Commitment outstanding under this Agreement:

                 (a) Delivery of Financial Statements, Notices and Certificates. The Borrower shall deliver to the Agent for distribution to the Banks sufficient copies for each of the Banks of the following:

                 (i) as soon as practicable and in any event within 100 days after the end of each fiscal year of the Borrower (beginning with fiscal 1997), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related statements of consolidated income, partners' capital and cash flows, prepared in conformity with GAAP and, except as otherwise stated therein, consistently applied, setting forth in comparative form the figures for the previous fiscal year, together with a report thereon by independent certified public accountants of nationally recognized standing selected by the Borrower;

                  (ii) as soon as practicable and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, beginning with the quarter ending September 30, 1997, unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries (without footnotes) consisting of at least consolidated balance sheets as at the close of such quarter and consolidated statements of income, partners' capital and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter; such financial statements shall be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such unaudited financial statements present fairly the consolidated financial condition and results of operations of the Borrower or of the Borrower and its Consolidated Subsidiaries (as the case may be) as of such date for the period then ending, and subject to the limitation that no footnotes thereto have been prepared, have been prepared in conformity with GAAP and, except as otherwise stated therein, in a manner consistent with the financial statements referred to in paragraph (a)(i) above;

                 (iii) with each set of statements to be delivered pursuant to clauses (i) and (ii) above, a certificate in a form satisfactory to the Agent, signed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing or, if there is any Default or Event of Default then continuing, describing it and the steps, if any, being taken to cure it;

                  (iv) at least 15 days prior to the beginning of each fiscal quarter (beginning with the fiscal quarter beginning October 1, 1997), a certificate in a form satisfactory to the Agent, signed by a Responsible Officer of the Borrower, setting forth (A) the Projected Borrower Debt Service and Projected Available Cash for such fiscal quarter of the Borrower, including calculations in reasonable detail supporting such determinations, and (B) the aggregate amount available to be drawn under committed credit facilities of HII and any of its Significant Subsidiaries and certified as based on good faith assumptions believed to be reasonable at the date of such certificate;

                   (v) (A) within 10 days after the filing thereof, copies of all reports, if any, under the Exchange Act (in each case other than exhibits thereto and documents incorporated by reference therein) filed by the Borrower with the SEC; (B) promptly, and in any event within seven (7) days after a Responsible Officer of the Borrower becomes aware of the occurrence thereof, written notice of (x) any Default or Event of Default, (y) the institution of any litigation, action, suit or other legal or governmental proceeding involving the Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an adverse decision that is likely to have a Material Adverse Effect or any final adverse determination in any litigation, action, suit or other legal or governmental proceeding involving the Borrower or any of its Subsidiaries that would have a Material Adverse Effect, or (z) the incurrence by the Borrower or any Subsidiary of the Borrower of a material liability or deficiency, or the existence of a reasonable possibility of incurring a material liability or deficiency, arising out of or in connection with (1) any Reportable Event with respect to any Plan, (2) the failure to make any required contribution to a Plan,
         (3) the creation of any Lien in favor of the PBGC or a Plan, (4) any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (5) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided, that, as used in this clause (z), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this clause (z) at any one time outstanding, individually and in the aggregate, is less than $25,000,000; and (C) such other information relating to the Borrower or its business, properties, condition and operations as the Agent (or any Bank through the Agent) may reasonably request; and

                 (vi) as soon as available, and in any event within 30 days after the beginning of each fiscal year of the Borrower (beginning with fiscal 1998) to which such forecast relates, an annual forecast of Projected Available Cash and Projected Borrower Debt Service for the four quarters comprising such fiscal year.

                 (b) Use of Proceeds. The Borrower will use the proceeds of any Loan made by the Banks to it for the purposes set forth in the first sentence of Section 7.7 in accordance therewith and with Section 8.3(d).

                 (c) Existence; Laws. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its legal existence and all rights, licenses, permits and franchises and (ii) to comply with all laws and regulations applicable to it, except in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (d) Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with all of its material Contractual Obligations and pay its obligations, including any tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

                 (e) Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, preserve and maintain all of its Property that is material to the conduct of its business and keep the same in good repair, working order and condition, and from time to time to make, or cause to be made, such repairs, renewals and replacements thereto as in the good faith judgment of the Borrower or such Subsidiary, as the case may be, are necessary or proper so that the business carried on in connection therewith may be properly conducted at all times, provided, however, that nothing in this
Section 8.1(e) shall prevent (a) the Borrower or any of its Subsidiaries from selling, abandoning or otherwise disposing of any Properties (including the Capital Stock of any Subsidiary of the Borrower that is not a Significant Subsidiary of the Borrower), the retention of which in the good faith judgment of the Borrower or such Subsidiary is inadvisable or unnecessary to the business of the Borrower or such Subsidiary, as the case may be or (b) any other transaction that is expressly permitted by the terms of any other provision of this Agreement.

                 (f) Books and Records; Access. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, at any reasonable time and from time to time, permit up to six representatives of the Banks designated by the Majority Banks, or representatives of the Agent, on not less than five Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and each of its Subsidiaries, and to discuss the general business affairs of the Borrower and each of its Subsidiaries with their respective officers and independent certified public accountants; subject, however, in all cases to the imposition of such conditions as the Borrower and each of its Subsidiaries shall deem necessary based on reasonable considerations of safety and security. Notwithstanding the foregoing, none of the conditions precedent to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred and be continuing.

                 (g) Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations, or, to the extent that the Borrower or such Subsidiary deems it prudent to do so, through its own program of self-insurance, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, of comparable size and financial strength and with comparable risks.

                 (h) Long Term Debt Rating. The Borrower will deliver to the Agent notice of any change by a Rating Agency in the Long Term Debt Rating of the Borrower, and the issuance by an additional Rating Agency of a Long Term Debt Rating of the Borrower, promptly upon the effectiveness of such change or issuance.

                 (i) Additional Collateral and Guarantees. In the event that any Subsidiary of the Borrower created or acquired after the Closing Date becomes a Significant Subsidiary of the

Borrower, the Borrower will cause the Capital Stock of such Significant Subsidiary to be pledged under the Pledge and Guarantee Agreement and will cause such Significant Subsidiary to become a guarantor thereunder, in each case in accordance with its terms, provided that the Borrower shall not be required to so pledge any Capital Stock (i) of any Hybrid Preferred Securities Subsidiary or (ii) to the extent that such Capital Stock is subject to any Lien permitted hereunder in respect thereof that prevents such Capital Stock from being so pledged.

                 SECTION 8.2. Affirmative Covenants of HII. HII covenants that, as long as any amount is owing hereunder or under any other Loan Documents, any Letter of Credit is outstanding or any Bank shall have any Commitment outstanding under this Agreement:

                 (a) Delivery of Financial Statements. HII shall deliver to the Agent for distribution to the Banks sufficient copies for each of the Banks of the following:

                   (i) as soon as practicable and in any event within 100 days after the end of each fiscal year of HII, a consolidated balance sheet of HII and its Consolidated Subsidiaries as of the end of such fiscal year and the related statements of consolidated income, retained earnings and cash flows prepared in conformity with GAAP and, except as otherwise stated therein, consistently applied, setting forth in comparative form the figures for the previous fiscal year, together with a report thereon by independent certified public accountants of nationally recognized standing selected by HII (which requirement may be satisfied by delivering HII's Annual Report on Form 10-K with respect to such fiscal year as filed with the SEC);

                  (ii) as soon as practicable and in any event within 55 days after the end of each of the first three quarters of each fiscal year of HII, unaudited consolidated financial statements of HII and its Consolidated Subsidiaries (without footnotes) consisting of at least consolidated balance sheets as at the close of such quarter and consolidated statements of income, retained earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter (which requirement may, with respect to the consolidated financial statements, be satisfied by delivering HII's Quarterly Report on Form 10-Q with respect to such fiscal quarter as filed with the SEC); such financial statements shall be accompanied by a certificate of a Responsible Officer of HII to the effect that such unaudited consolidated financial statements present fairly the consolidated financial condition and results of operations of HII or of HII and its Consolidated Subsidiaries (as the case may be) as of such date for the period then ending, and subject to the limitation that no (or limited) footnotes thereto have been prepared, have been prepared in conformity with GAAP and, except as otherwise stated therein, in a manner consistent with the financial statements referred to in paragraph (a)(i) above;

                 (iii) with each set of statements to be delivered pursuant to clauses (i) and (ii) above, a certificate in a form satisfactory to the Agent, signed by a Responsible Officer of HII confirming compliance with Section 8.4(b) and setting out in reasonable detail the calculations necessary to demonstrate such compliance as at the date of the most recent balance sheet included in such financial statements; and

                  (iv) (A) within 10 days after the filing thereof, copies of all periodic reports (other than (x) reports on Form 11-K or any successor form and (y) Current Reports on Form 8-K that contain no information other than exhibits filed therewith) under the Exchange Act (in each case other than exhibits thereto and documents incorporated by reference therein)) filed by HII with the SEC; (B) promptly, and in any event within seven (7) days after a Responsible Officer of HII becomes aware of the occurrence thereof, written notice of the institution of any litigation, action, suit or other legal or governmental proceeding involving HII or any of its Subsidiaries as to which there is a reasonable possibility of an adverse decision that is likely to have a Material Adverse Effect or any final adverse determination in any litigation, action, suit or other legal or governmental proceeding involving HII or any of its Subsidiaries that would have a Material Adverse Effect, or (y) the incurrence by HII or any of its Significant Subsidiaries of a material liability or deficiency, or the existence of a reasonable possibility of incurring a material liability or deficiency, arising out of or in connection with (1) any Reportable Event with respect to any Plan, (2) the failure to make any required contribution to a Plan, (3) the creation of any Lien in favor of the PBGC or a Plan, (4) any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (5) the institution of proceedings or the taking of any other action by the PBGC or HII or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided, that, as used in this clause (y), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this clause (z) at any one time outstanding, individually and in the aggregate, is less than $25,000,000; and (C) such other information relating to HII or its business, properties, condition and operations as the Agent (or any Bank through the Agent) may reasonably request.

                 (b) Use of Proceeds. To the extent that HII, directly or indirectly, receives the proceeds of any Loan made by the Banks to the Borrower, HII will use such proceeds for the purposes set forth in the first sentence of Section 7.7 in accordance therewith and with Section 8.4(d).

                 (c) Existence; Laws. HII will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary
(i) to preserve, renew and keep in full force and effect its corporate existence and all rights, licenses, permits and franchises and (ii) to comply with all laws and regulations applicable to it, except in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (d) Maintenance of Properties. HII will, and will cause each of its Significant Subsidiaries to, preserve and maintain all of its Property that is material to the conduct of its business and keep the same in good repair, working order and condition, and from time to time to make, or cause to be made, such repairs, renewals and replacements thereto as in the good faith judgment of HII or such Significant Subsidiary, as the case may be, are necessary or proper so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 8.2(d) shall prevent (a) HII or any of its Significant Subsidiaries from selling, abandoning or otherwise disposing of any Properties (including the Capital Stock of any Subsidiary of HII that is not a Significant Subsidiary of the Borrower), the retention of which in the good faith judgment of HII or such Significant Subsidiary is inadvisable or unnecessary to the business of HII or such Significant Subsidiary, as the case may be or (b) any other transaction that is expressly permitted by the terms of any other provision of this Agreement, including, but not limited to, any transaction permitted under Section 8.4(h).

                 (e) Access. HII will, and will cause each of its Significant Subsidiaries to, at any reasonable time and from time to time, permit up to six representatives of the Banks designated by the Majority Banks, or representatives of the Agent, on not less than five Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, HII and each of its Significant Subsidiaries, and to discuss the general business affairs of HII and each of its Significant Subsidiaries with their respective officers and independent certified public accountants; subject, however, in all cases to the imposition of such conditions as HII and each of its Significant Subsidiaries shall deem necessary based on reasonable considerations of safety and security. Notwithstanding the foregoing, none of the conditions precedent to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred and be continuing.

                 (f) Insurance. HII will, and will cause each of its Significant Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations, or, to the extent that HII or such Significant Subsidiary deems it prudent to do so, through its own program of self-insurance, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, of comparable size and financial strength and with comparable risks.

                 (g) Additional Collateral. In the event that any Subsidiary of HII initially created or acquired after the Closing Date becomes a Significant Subsidiary of HII, HII will cause the Capital Stock of such Significant Subsidiary to be pledged under one of the Security Documents in accordance with its terms, provided that HII shall not be required to so pledge any Capital Stock (i) of any Hybrid Preferred Securities Subsidiary or (ii) to the extent that such Capital Stock is subject to Liens permitted hereunder in respect thereof that prevent such Capital Stock from being so pledged, and provided, further, that notwithstanding the provisions of the applicable Security Documents to the contrary, (i) HII or the Borrower may elect to pledge or cause to be pledged under the applicable Security Documents the Capital Stock of any additional Subsidiary of HII not otherwise required to be so pledged under this clause (g) and (ii) so long as no Default or Event of Default has occurred and is continuing, at the Borrower's request the Collateral Agent shall, and the Lenders hereby authorize the Collateral Agent to, release any such additional Capital Stock from such pledge so long as such Capital Stock would not, at such time, be required to be pledged under this clause (g).

                 SECTION 8.3. Negative Covenants of the Borrower. The Borrower hereby covenants that so long as any amount is owing hereunder or under any other Loan Documents, any Letter of Credit is outstanding or any Bank shall have any Commitment outstanding under this Agreement:

                 (a) Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                 (i)  Permitted Liens;

                 (ii) Liens created under the Security Documents; and

                 (iii) any extension, renewal or refunding of any Lien permitted by clause (i) or (ii) above on the same assets or property previously subject thereto; provided that no extension, renewal or refunding of any such Lien shall increase the principal amount of any Indebtedness secured thereby immediately prior to such extension, renewal or refunding.

                 (b) Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                 (i)  Indebtedness created hereunder;

                 (ii) Indebtedness constituting commercial paper issued by the Borrower, provided that the aggregate amount thereof outstanding at any time, when added to the aggregate principal amount of the Loans and L/C Obligations then outstanding, does not exceed the aggregate amount of the Commitments then in effect;

                 (iii) unsecured Indebtedness of the Borrower all of the proceeds of which are applied to prepay Loans and permanently reduce Commitments in accordance with Section 4.3(b)(iii), provided that such Indebtedness provides for no scheduled maturity or mandatory repurchase or redemption thereof prior to the date that is six months after the Termination Date; and

                 (iv)  Intercompany Indebtedness;

provided, further, that, notwithstanding the foregoing, at no time shall the aggregate principal amount of Indebtedness outstanding pursuant to the foregoing clauses (i), (ii), (iii) and (iv) exceed $1,644,000,000 except to the extent of any such excess that constitutes Intercompany Indebtedness and is subordinated to the Borrower's obligations hereunder on terms and pursuant to a promissory note substantially conforming to the Intercompany Note attached as Exhibit L hereto.

                 (c) Consolidation, Merger or Disposal of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, consolidate with, or merge into or amalgamate with or into, any other Person; liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); convey, sell, transfer, lease or otherwise dispose of any of its Properties (including pursuant to any sale-leaseback or similar arrangement); or except for issuances of Capital Stock in connection with the formation or capitalization of the Borrower or the transactions relating to consummation of the Mergers, issue any Capital Stock, to any Person; provided, however, that nothing contained in this
Section 8.3(c) shall prohibit the following so long as, in each case, immediately before and after giving effect to any such consolidation, merger, amalgamation, dissolution or liquidation, or conveyance, sale, transfer, lease or other disposition, no Event of Default or Default shall have occurred and be continuing:

                 (i) a merger involving a Subsidiary of the Borrower (including mergers to reincorporate or change the domicile of such Subsidiary) if the Borrower or a Subsidiary of the Borrower is the surviving entity thereof;

                 (ii) the liquidation, winding up or dissolution of a Subsidiary of the Borrower if all of the Properties of such Subsidiary are conveyed, transferred or distributed to the Borrower or a Wholly-Owned Subsidiary of the Borrower;

                 (iii) the conveyance, sale, transfer or other disposal of all or substantially all (or any lesser portion) of the Properties of any Subsidiary of the Borrower to the Borrower or a Wholly-Owned Subsidiary of the Borrower;

                 (iv) the issuance of Capital Stock by the Borrower to HII and by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower, provided that any such Capital Stock is pledged pursuant to the HII Pledge and Collateral Agency Agreement or the Pledge and Guarantee Agreement, as the case may be, in accordance with the provisions thereof; and

                 (v) the sale of inventory and obsolete or surplus assets by Subsidiaries of the Borrower in the ordinary course of business.

                 (d) Takeover Bids. (i) The Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loan made to the Borrower to acquire control of any Person pursuant to a transaction that has not been approved by the majority of the board of directors (or, for non-corporate Persons, the analogous body) of the Person being acquired prior to the public announcement thereof, unless the Borrower notifies each Bank of the material terms thereof immediately following such public announcement (an "Acquisition Notice").

         (ii) In the event that any Bank provides written notice (an "Objection Notice") to the Agent and the Borrower within ten days of such Bank's receipt of an Acquisition Notice from the Borrower that such Bank (for any reason and in its sole discretion, and without any obligation to disclose such reason to the Borrower or the Agent) objects to such transaction, the Borrower will, on the fifth Business Day following its receipt of such Objection Notice (or on such earlier date as the Borrower and such Bank shall agree), prepay in full the Loans of such Bank and terminate its Commitments, with such prepayment being accompanied by the payment of accrued interest thereon and any other amounts (including, without limitation, breakage indemnities) owing to such Bank hereunder. Notwithstanding anything to the contrary contained herein, any such repayment to an objecting Bank and any such Commitment termination shall be for the account only of such Bank and need not be applied ratably to the amounts owing to or Commitments of all Banks.

                 (e) Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements. (i) The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary of the Borrower prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, or make any Capital Expenditures, except:

                 (A)  Permitted Investments;

                 (B) investments by the Borrower (i) existing on the date hereof, after giving effect to consummation of the Mergers and the transactions related thereto, in HII Preference Stock issued in accordance with the terms thereof, and (ii) additional investments by the Borrower after the Closing Date in HII Preference Stock issued to the Borrower in accordance with the terms thereof;

                 (C) loans or advances (other than Money Fund Advances) made by the Borrower to HII or any Subsidiary of HII, provided that (i) any such loans or advances are evidenced by a promissory note pledged under the Pledge and Guarantee Agreement and (ii) such loans or advances to any Subsidiary of HII are made in compliance with Section 8.4(g)(i) (such loans and advances being deemed to be HII Investments for the purposes thereof);

                 (D)  Money Fund Advances made by the Borrower;

                 (E) Guarantees constituting Indebtedness permitted by Section 8.3(b); and

                 (F) obligations of one or more of the Borrower's initial partners to the Borrower in connection with the initial purchase of the Borrower's Capital Stock by such partners.

                 (ii) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than (A) Hedging Agreements entered into in respect of interest rate risk arising from the Loans or commercial paper supported by this Agreement and (B) other Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities.

                 (f) Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, provided that the foregoing shall not restrict (i) any Restricted Payment made in connection with a use of proceeds permitted under Section 7.7 or (ii) any Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

                 (g) Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Wholly-Owned Subsidiaries not involving any other Affiliate, (c) any transactions permitted under Section 8.3(e)(B), (C), (D) or (F) or Section 8.3(f) and (d) in connection with the initial formation and capitalization of the Borrower as contemplated by this Agreement.

                 (h) Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any of its Subsidiaries to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other of its Subsidiaries or to Guarantee Indebtedness of the Borrower or any other of its Subsidiaries; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any of the Loan Documents, (B) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of the Borrower pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder or (C) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (ii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                 (i)  Limitation on Optional Payments of Debt Instruments.
Make any optional payment or prepayment on or redemption or purchase of any Indebtedness other than (i) the Loans and (ii) any return or repayment of Money Fund Obligations owed by the Borrower.

                 (j) Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

                 (k) Changes in Lines of Business. Enter into any business, either directly or through any of its Subsidiaries, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are directly related thereto.

                 SECTION 8.4. Negative Covenants of HII. HII hereby covenants that so long as any amount is owing hereunder or under any other Loan Documents, any Letter of Credit is outstanding or any Bank shall have any Commitment outstanding under this Agreement:

                 (a) Certain Liens. HII will not, and will not permit any of its Significant Subsidiaries to, pledge, mortgage, hypothecate or grant a Lien upon, or permit any mortgage, pledge, security interest or other Lien upon, the Capital Stock of HI Energy or any Significant Subsidiary of HII now or hereafter owned directly or indirectly by HII; provided, however, that this restriction shall neither apply to nor prevent the creation or existence of:

                (i) any existing Liens or Liens arising under the Security Documents;

               (ii) any Lien upon any such Capital Stock (or the Capital Stock of a holding company formed to acquire or hold such stock) created at the time of the acquisition thereof or within one year after such time to secure all or a portion of the purchase price for such Capital Stock;

              (iii) any Lien upon any such Capital Stock (or the Capital Stock of a holding company formed to acquire or hold such stock) existing thereon (A) at the time of the acquisition thereof or (B) at the time at which such Subsidiary first becomes a Significant Subsidiary, so long as such Lien was in existence prior to such time in accordance with the provisions of this Agreement and was not incurred in contemplation of such change of status;

               (iv) any Lien upon any such Capital Stock of any Subsidiary of NorAm existing on the Closing Date or permitted to exist pursuant to any indenture, loan agreement or other agreement to which NorAm or any of its Subsidiaries is a party;

                (v) any Lien upon any such Capital Stock that is sold, transferred or otherwise disposed of pursuant to and in accordance with Section 8.4(c);

               (vi)   any Permitted Lien upon any such Capital Stock; or

              (vii) any extension, renewal or refunding of any Lien permitted by clause (i), (ii), (iii), (iv), (v) or (vi) above on the same Capital Stock (or the Capital Stock of a holding company formed to acquire or hold such stock) previously subject thereto; provided that no extension, renewal or refunding of any such Lien shall increase the principal amount of any Indebtedness secured thereby immediately prior to such extension, renewal or refunding.

                 (b) Financial Ratios. HII will not permit the ratio of Consolidated Indebtedness for Borrowed Money to Consolidated Capitalization at any date after September 30, 1997, to exceed the ratio set forth below opposite the period during which such date occurs:

                        Period                         Ratio
                        ------                        -------
                    10/1/97 - 12/31/97               0.64:1.00
                     1/1/98 - 12/31/98               0.62:1.00
                     1/1/99 - thereafter             0.60:1.00

                 (c) Consolidation, Merger or Disposal of Assets. (i) HII will not, and will not permit any of its Significant Subsidiaries to, (A) consolidate with, or merge into or amalgamate with or into, any other Person;
(B) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (C) convey, sell, transfer, lease or otherwise dispose of all or substantially all of its Properties, or the Capital Stock of any Significant Subsidiary of HII, to any Person; provided, however, that, subject to Section 8.4(c)(ii), nothing contained in this Section 8.4(c)(i) shall prohibit (1) a merger (other than any involving NorAm) involving HII in which HII is the surviving entity thereof; (2) a merger involving a Significant Subsidiary of HII other than NorAm or the Borrower (including mergers to reincorporate or change the domicile of such Significant Subsidiary) if HII or a Wholly-Owned Significant Subsidiary of HII is the surviving entity thereof; (3) the liquidation, winding up or dissolution of a Significant Subsidiary of HII (other than NorAm or the Borrower) if all of the Properties of such Significant Subsidiary are conveyed, transferred or distributed to HII or a Wholly-Owned Significant Subsidiary of HII; or (4) the conveyance, sale, transfer or other disposal of all or substantially all (or any lesser portion) of the Properties of any Significant Subsidiary (other than NorAm or the Borrower) to HII or a Wholly-Owned Significant Subsidiary of HII; provided, that, in each case, immediately before and after giving effect to any such merger, dissolution or liquidation, or conveyance, sale, transfer, lease or other disposition, no Default or Event of Default shall have occurred and be continuing.

                 (ii) Notwithstanding the provisions of Section 8.4(c)(i), except pursuant to existing contractual arrangements as set forth on Schedule 8.4(c), HII will not convey, sell, transfer or otherwise dispose of all or substantially all of the Properties of HI Energy or any of the Capital Stock of HI Energy; provided, however, that this restriction shall neither apply to nor prevent:

                 (A) (1) a merger involving HI Energy if HII or a Wholly-Owned Subsidiary of HII is the surviving entity thereof; (2) the liquidation, winding up or dissolution of HI Energy if all of the Properties of HI Energy are conveyed, transferred or distributed to HII or a Wholly-Owned Subsidiary of HII; or (3) the conveyance, sale, transfer or other disposal of all or substantially all (or any lesser portion) of the Properties of HI Energy to HII or a Wholly-Owned Subsidiary of HII; provided, that, in each case, (x) in the case of any such merger or transfer with or to any such Wholly-Owned Subsidiary, the Capital Stock of such Wholly-Owned Subsidiary is concurrently pledged as Collateral under the Security Documents, and
         (y) immediately before and after giving effect to any such merger, dissolution or liquidation, or conveyance, sale, transfer or other disposition, no Event of Default or Default shall have occurred and be continuing; and

                 (B) any sale, transfer or disposition of the Capital Stock of HI Energy so long as, after giving effect thereto, HII owns on a fully diluted basis at least a majority of the Capital Stock of HI Energy having ordinary voting power in the election of directors of HI Energy and at least a majority of the equity interests represented by the Capital Stock of HI Energy, provided, that immediately before and after giving effect to any such sale, transfer or other disposition, no Event of Default or Default shall have occurred and be continuing.

                 (d) Use of Proceeds; Other Agreements of the Borrower. HII will not, and will not permit any of its Significant Subsidiaries to, use direct or indirect proceeds of any Loans for any purpose described in Section 8.3(d) other than in accordance with the provisions thereof.

                 (e) Restricted Payments. HII will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

                 (i) HII may (A) declare and pay dividends and make payments in redemption with respect to its preferred and preference stock (including Mandatory Payment Preferred Stock) and any Hybrid Preferred Securities, at any time and (B) declare and pay dividends with respect to its other Capital Stock at any time so long as Projected Available Cash would exceed Projected Borrower Debt Service for the fiscal quarter of HII in which the dividend is to be paid after giving effect to (1) the payment of such dividend (computed for this purpose as the proposed actual amount thereof, rather than the Available Dividend Amount) and (2) any sources of cash available or reasonably expected by HII at the time of the proposed dividend to be available during the fiscal quarter of HII then in effect; provided that during the period from the Closing Date through September 30, 1997, Projected Available Cash shall be deemed to exceed Projected Borrower Debt Service;

                 (ii) HII may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of HII;

                 (iii) at any time (x) at which no Default or Event of Default has occurred and is continuing and (y) that the long-term senior secured debt rating in effect for HII is at least BBB by S&P or Baa2 by Moody's, HII may make additional repurchases of its outstanding common stock in the amount, if any, by which the cash portion of the consideration paid on the Closing Date for the shares of NorAm tendered and accepted in connection with the Mergers is less than 58% of the total amount of such consideration; and

                 (iv) at any time (x) at which no Default or Event of Default has occurred and is continuing, (y) that Projected Available Cash exceeds Projected Borrower Debt Service for the fiscal quarter of HII then in effect and (z) that the long-term senior secured debt rating in effect for HII is at least BBB by S&P or Baa2 by Moody's, HII shall be permitted to repurchase its outstanding common stock, so long as the Commitments are permanently reduced to the extent required pursuant to Section 4.3(b) on the date of any such repurchase; provided that the requirements set forth in clauses (x) and (y) above would be satisfied after giving effect to (1) such repurchases and (2) any sources of cash available or reasonably expected by HII at the time of the proposed repurchase to be available during the fiscal quarter of HII then in effect; and provided further that during the period from the Closing Date through September 30, 1997, Projected Available Cash shall be deemed to exceed Projected Borrower Debt Service.

                 (f) Agreements Restricting Dividends. HII will not, and will not permit any of its Significant Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that explicitly prohibits or restricts the ability of any of its Significant Subsidiaries to pay dividends or other distributions with respect to any shares of its Capital Stock; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement, (ii) restrictions and conditions existing on the date hereof identified on Schedule 8.4(f), any amendment or modification thereof other than an amendment or modification expanding the scope of any such restriction or condition and any restrictions or conditions that (x) replace restrictions or conditions existing on the date hereof and (y) are substantially similar to such existing restriction or condition and (iii) restrictions existing at the time at which any such Subsidiary first becomes a Significant Subsidiary, so long as such restriction was in existence prior to such time in accordance with the other provisions of this Agreement and was not agreed to or incurred in contemplation of such change of status.

                 (g) Certain Investments, Loans, Advances, Guarantees and Acquisitions. HII will not purchase, or acquire (including pursuant to any merger) any Capital Stock, evidences of indebtedness or other securities of or other interest in (including any option, warrant or other right to acquire any of the foregoing), make or permit to exist any loans or advances to, Guarantee any obligations of, or make any investment in or capital contribution to, any Subsidiary or any other Person (any of the foregoing, an "HII Investment"), in each case after the Closing Date, except that, notwithstanding the foregoing:

                 (i) at any time (x) at which no Default or Event of Default has occurred and is continuing, (y) that Projected Available Cash exceeds Projected Borrower Debt Service for the fiscal quarter of HII then in effect and (z) that the long-term senior secured debt rating in effect for HII is at least BBB by S&P or Baa2 by Moody's, HII shall be permitted to make direct or indirect HII Investments in HII Pledged Subsidiaries, and HII Investments constituting purchases or acquisitions of assets, securities or Capital Stock that result, upon the consummation thereof, in such assets, securities or Capital Stock being owned by or becoming HII Pledged Subsidiaries (it being understood that the foregoing shall not apply to any investments, acquisitions, loans, advances or Guarantees made by any Subsidiary of HII so long as the source of payment therefor is received by such Subsidiary in accordance with this clause (i) and the other applicable provisions of this Agreement); provided that (A) the Commitments shall be permanently reduced to the extent required pursuant to Section 4.3(b)(ii) on the date of the consummation of any such HII Investment and (B) the requirements set forth in clauses (x) and (y) above would be satisfied after giving effect to (1) such HII Investments and (2) any sources of cash available or reasonably expected by HII at the time of the proposed investment to be available during the fiscal quarter of HII then in effect;

                 (ii) HII may at any time make HII Investments in NorAm and the Subsidiaries of NorAm listed on Schedule 8.4(g) and HII Investments constituting purchases or acquisitions of assets, securities or Capital Stock that result, upon the consummation thereof, in such assets, securities or Capital Stock being owned by NorAm or such Subsidiaries, provided that any investments, capital contributions or acquisitions by NorAm in any Subsidiary of HII that would constitute HII Investments if made by HII shall be deemed for the purposes hereof to be HII Investments subject to the limitations of clause (i) above;

                 (iii)  HII may make Money Fund Advances;

                 (iv) HII may issue Junior Subordinated Debt to, and may Guarantee payments to be made by a Hybrid Preferred Securities Subsidiary and other liabilities or obligations of such Hybrid Preferred Securities Subsidiary directly related to the subject Hybrid Preferred Securities issued by it and the administration of such Subsidiary;

                 (v) at any time (x) at which no Default or Event of Default has occurred and is continuing, (y) that Projected Available Cash exceeds Projected Borrower Debt Service for the fiscal quarter of HII then in effect and (z) that the long-term senior secured debt rating in effect for HII is at least BBB by S&P or Baa2 by Moody's, HII may make HII Investments in any domestic HII Pledged Subsidiary so long as such Subsidiary (i) is a Subsidiary domiciled and organized in the United States, having all or substantially all of its assets and operations located in the United States and (ii) is engaged in one or more businesses all of which are directly related to the normal conduct of the domestic utility business of HL&P or NorAm in accordance with normal industry standards as generally in effect at such time; provided that the requirement of clause (y) would be satisfied after giving effect to (1) such HII Investment and (2) any sources of cash available or reasonably expected by HII at the time of the proposed investment to be available during the fiscal quarter of HII then in effect; and

                 (vi) at any time at which no Default or Event of Default has occurred and is continuing, HII may make HII Investments (i) to fund operating expenses of Subsidiaries existing at the time of such HII Investment and (ii) in any Wholly-Owned domestic HII Pledged Subsidiary so long as such Subsidiary is created, and continues, to engage in, and all or substantially all of the operations and assets of such Subsidiary are involved in the conduct of, the business of holding assets, providing services or conducting operations that, prior to such creation or such HII Investment, were held, provided or conducted, as the case may be, by HL&P or NorAm in the ordinary course of their respective utility businesses.

                 (h) Certain Material Transfers and Changes in Business. (i) Notwithstanding the provisions of subsection 8.4(a) or (c), HII will not, and will not permit any Significant Subsidiary of HII to, (A) undertake or effect any material sale, transfer, lease, intercompany distribution or other disposition of the material assets, or any voluntary significant change in the structure, capitalization, liabilities or operations, of NorAm or HL&P that, individually or in the aggregate, could reasonably be expected to materially adversely affect Excess Cash Flow or (B) sell, assign, transfer, or otherwise dispose of any of, or permit the issuance of or subject to any Lien, any Capital Stock of the Borrower, FinanceCo GP or NorAm other than preferred or preference stock or Hybrid Preferred Securities of NorAm that represent, at the time of issuance of any thereof when aggregated with the then book value of all of such securities issued by NorAm at or prior to such time of issuance, not more than 10% of the Consolidated Capitalization of NorAm. HII will at all times directly own all of the limited partnership interests in the Borrower, all of the membership interests in FinanceCo GP, and subject to the preceding sentence, all of the Capital Stock of NorAm, and FinanceCo GP will at all times continue to be the general partner of the Borrower.

                 (ii) Notwithstanding the provisions of subsection 8.4(c), HII will not, and will not permit any Significant Subsidiary of HII to, (A) fail to maintain HL&P's or NorAm's fundamental business of providing services and products in the energy market or fail to continue to conduct the business of either of HL&P or NorAm that constitutes the primary business of HL&P and NorAm, respectively, as of the Closing Date or (B) make Investments constituting a material portion of the Investments permitted to be made pursuant to clauses (i) and (ii) of Section 8.4(g) that are not in or directly related to the businesses described in the foregoing clause (A).


                                   ARTICLE IX

                               EVENTS OF DEFAULT

                 SECTION 9.1. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

                 (a) Non-Payment of Principal, Interest and Facility Fee. The Borrower fails to pay, in the manner provided in this Agreement, (i) any principal or Reimbursement Obligation payable by it hereunder when due or (ii) any interest payment or the Facility Fee payable by it hereunder within three Business Days after its due date; or

                 (b) Non-Payment of Other Amounts. The Borrower fails to pay, in the manner provided in this Agreement, any other amount (other than the amounts set forth in Section 9.1(a) above) payable by it hereunder within ten Business Days after notice of such payment is received by the Borrower from the Agent; or

                 (c) Breach of Representation or Warranties. Any representation or warranty by HII or the Borrower in Article 7 or in any certificate, document or instrument delivered under this Agreement shall have been incorrect in any material respect when made or when deemed hereunder to have been made; or

                 (d) Breach of Certain Covenants. Any Loan Party fails to perform or comply with any one or more of its obligations under Section 8.1(a)(v)(B)(x), Section 8.1(b), Section 8.2(b), Section 8.3(a), (b) (other than clause (iv)), (c), (d), (e) (other than clause (C) or (D)), (f) or (i),
Section 8.4(a), (b), (c), (e), (g) or (h), Section 5.6 of the Pledge and Guarantee Agreement, Section 5(a), (b) or (c) of the HII Pledge and Collateral Agency Agreement, Section 5(a), (b) or (c) of the Pledge and Collateral Agency Agreement or Section 2 or 6 of the Support Agreement; or

                 (e) Any Loan Party fails to perform or comply with any one or more of its obligations under Section 8.3(g) or (h) or Section 8.4(d) or (f) and such failure to perform or comply shall not have been remedied within 10 days after the earlier of notice thereof to it by the Agent or the Majority Banks or discovery thereof by a Responsible Officer of the Borrower; or

                 (f) Breach of Other Obligations. Any Loan Party fails to perform or comply with any one or more of its other obligations under the Loan Documents (other than those set forth in Sections 9.1(a), (b), (c), (d) or (e) above) and such failure to perform or comply shall not have been remedied within 30 days after the earlier of notice thereof to it by the Agent or the Majority Banks or discovery thereof by a Responsible Officer of the Borrower; or

                 (g) Other Indebtedness. (i) The Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries fails to pay when due (either at stated maturity or by acceleration or otherwise but subject to applicable grace periods) any principal or interest in respect of any Indebtedness for Borrowed Money, Secured Indebtedness or Junior Subordinated Debt (other than Indebtedness of the Borrower under this Agreement) if the aggregate principal amount of all such Indebtedness for which such failure to pay shall have occurred and be continuing exceeds $50,000,000 or (ii) any default, event or condition shall have occurred and be continuing with respect to any Indebtedness for Borrowed Money, Secured Indebtedness or Junior Subordinated Debt of the Borrower, any of its Subsidiaries, HII or any of its Significant Subsidiaries (other than Indebtedness of the Borrower under this Agreement), the effect of which default, event or condition is to cause, or to permit the holder thereof to cause, (A) such Indebtedness to become due prior to its stated maturity or (B) in the case of any Guarantee of Indebtedness for Borrowed Money of any Person or Junior Subordinated Debt by the Borrower, any of its Subsidiaries, HII or any of its Significant Subsidiaries the primary obligation (as such term is defined in the definition of "Guarantee" in Section 1.1) to which such Guarantee relates to become due prior to its stated maturity, if the aggregate amount of all such Indebtedness or primary obligations (as the case may be) that is or could be caused to be due prior to its stated maturity exceeds $50,000,000; or

                 (h) Involuntary Bankruptcy, etc. (i) There shall be commenced against the Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries any case, proceeding or other action (A) seeking a decree or order for relief in respect of the Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law, (B) seeking a decree or order adjudging the Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries a bankrupt or insolvent, (C) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief of or in respect of the Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries or their respective debts under any applicable domestic or foreign law or (D) seeking the appointment of a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries or of any substantial part of their respective Properties, or the liquidation of their respective affairs, and such petition is not dismissed within 60 days or (ii) a decree, order or other judgment is entered in respect of any of the remedies, reliefs or other matters for which any petition referred to in (i) above is presented or (iii) there shall be commenced against the Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                 (i) Voluntary Bankruptcy, etc. (i) The commencement by the Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries of a voluntary case, proceeding or other action under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law (A) seeking to have an order of relief entered with respect to it,
(B) seeking to be adjudicated a bankrupt or insolvent, (C) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to it or its debts under any applicable domestic or foreign law or (D) seeking the appointment of or the taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries or of any substantial part of their respective Properties; or (ii) the making by the Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries of a general assignment for the benefit of creditors; or (iii) the Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in clause (i) or (ii) above or in Section 9.1(h); or (iv) the admission by the Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries in writing of its inability to pay its debts generally as they become due or the failure by the Borrower, any of its Subsidiaries, FinanceCo GP, HII or any of its Significant Subsidiaries generally to pay its debts as such debts become due; or

                 (j) Enforcement Proceedings. A final judgment or decree for the payment of money which, together with all other such judgments or decrees against the Borrower, any of its Subsidiaries, HII or any of its Significant Subsidiaries then outstanding and unsatisfied, exceeds $25,000,000 in aggregate amount shall be rendered against the Borrower, any of its Subsidiaries, HII or any of its Significant Subsidiaries and the same shall remain undischarged for a period of 60 days, during which the execution thereon shall not effectively be stayed, released, bonded or vacated; or

                 (k) ERISA Events. (i) The Borrower, any of its Subsidiaries, HII or any of its Significant Subsidiaries shall incur any liability arising out of (A) any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) the occurrence of any "accumulated funding deficiency" (as defined in Section 302 of ERISA) by a Plan, whether or not waived, or any Lien in favor of the PBGC or a Plan on the assets of the Borrower or any Commonly Controlled Entity, (C) the occurrence of a Reportable Event with respect to, or the commencement of proceedings under Section 4042 of ERISA to have a trustee appointed, or the appointment of a trustee under Section 4042 of ERISA, to administer or to terminate any Single Employer Plan, which Reportable Event, commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) the termination of any Single Employer Plan for purposes of Title IV of ERISA, (E) withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (F) the occurrence of any other event or condition with respect to a Plan, and any of such item
(A) through (F) above results in or is likely to result in a material liability or deficiency of the Borrower, any of its Subsidiaries, HII or any of its Significant Subsidiaries; provided, however, that for purposes of this Section 9.1(k), any liability or deficiency of the Borrower, any of its Subsidiaries, HII or any of its Significant Subsidiaries shall be deemed not to be material so long as the sum of all liabilities or deficiencies referred to in this
Section 9.1(k) at any one time outstanding, individually and in the aggregate, is less than $25,000,000, or (ii) the occurrence of any one or more of the events specified in clauses (A) through (F) above if, individually or in the aggregate, such event or events would have a Material Adverse Effect.

                 (l) Change in Control of HII. A Change in Control of HII shall have occurred.

                 (m) Invalidity of Agreements. (i) Any of the Security Documents or the Support Agreement shall cease, for any reason, to be in full force and effect, or the Borrower or any other

Loan Party that is a party to any of the Security Documents or the Support Agreement shall deny the validity thereof, or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby.

                 SECTION 9.2. Cancellation/Acceleration. If at any time and for any reason (whether within or beyond the control of any party to this Agreement):

                 (a) either of the Events of Default specified in Section 9.1(h) or 9.1(i) occurs with respect to the Borrower, then automatically:

                         (i) the Commitments and the CAF Facility shall immediately be cancelled; and

                         (ii) all Loans made hereunder, all amounts of L/C Obligations (whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required for draws thereunder), all unpaid accrued interest or fees and any other sum payable under this Agreement shall become immediately due and payable; or

                 (b) any other Event of Default specified in Section 9.1 occurs and, while such Event of Default is continuing, the Agent, having been so instructed by the Majority Banks, by notice to the Borrower shall so declare that:

                         (i) the Commitments and the CAF Facility shall immediately be cancelled; and/or

                         (ii) either (A) all Loans made hereunder, all amounts of L/C Obligations (whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required for draws thereunder), all unpaid accrued interest or fees and any other sum payable under this Agreement shall become immediately due and payable or (B) all Loans made hereunder, all amounts of L/C Obligations (whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required for draws thereunder), all unpaid accrued interest or fees and any other sum payable under this Agreement shall become due and payable at any time thereafter immediately on demand by the Agent (acting on the instructions of the Majority Banks).

                 With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Agent cash or cash equivalents in an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. The Borrower hereby grants to the Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

                 Except as expressly provided above in this Section 9.2, presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind whatsoever are hereby expressly waived by the Borrower.


                                   ARTICLE X

                                   THE AGENT

                 SECTION 10.1. Appointment. Each Bank hereby irrevocably designates and appoints The Chase Manhattan Bank as the Agent of such Bank under this Agreement and the other Loan Documents and as Collateral Agent under the Security Documents and the Support Agreement, and each such Bank irrevocably authorizes The Chase Manhattan Bank, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. For purposes of this Article X, "Agent" shall mean The Chase Manhattan Bank as Agent hereunder and as Collateral Agent under the Security Documents and the Support Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, (a) the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent and
(b) the Arranger shall not have any duties or responsibilities hereunder, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Arranger.

                 SECTION 10.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                 SECTION 10.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Note or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                 SECTION 10.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note or any loan account in the Register as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the amounts owing hereunder.

                 SECTION 10.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                 SECTION 10.6. Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower that may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 SECTION 10.7. Indemnification. The Banks agree to indemnify the Agent and the Arranger, in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective applicable Pro Rata Percentages in effect on the date on which indemnification is sought under this Section 10.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of all amounts owing hereunder and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent or the Arranger, as the case may be, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent or the Arranger, as the case may be, under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or the Arranger's, as the case may be, gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of all amounts payable hereunder.

                 SECTION 10.8. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it, any Letter of Credit issued or participated in by it and its Commitment hereunder, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                 SECTION 10.9. Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of any amounts payable hereunder; provided, that if an Event of Default has occurred and is continuing, no consent of the Borrower shall be required. If a successor Agent shall not have been so appointed within said 30-day period, the Agent may then appoint a successor Agent who shall be a financial institution that has total assets in excess of $500,000,000 and who shall serve as Agent until such time, if any, as an Agent shall have been appointed as provided above. After any retiring Agent's resignation or removal as Agent, the provisions of this
Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                                   ARTICLE XI

                                 MISCELLANEOUS

                 SECTION 11.1. Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except pursuant to an instrument or instruments in writing executed in accordance with the provisions of this
Section 11.1. The Majority Banks may, or, with the written consent of the Majority Banks, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or any Notes or the other Loan Documents or changing in any manner the rights of the Banks or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Majority Banks or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                 (i) reduce the amount or extend the scheduled date of maturity of any Note or Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Bank's Commitments, in each case without the consent of each Bank directly affected thereby;

                 (ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Majority Banks, or consent to the assignment or transfer by the Borrower of any of its respective rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Banks;

                 (iii) amend, modify or waive any provision of Article X without the written consent of the then Agent;

                 (iv) amend, modify or waive any provision of Section 2.4 in a manner that adversely affects any Issuing Bank without the written consent of the then Issuing Bank or Issuing Banks; or

                 (v) except as specifically provided in any of the Loan Documents, including, but not limited to, Section 8.7(b) of the Pledge and Guarantee Agreement, release any portion of the Collateral (as defined in the respective Security Documents) that represents a material portion of all such Collateral, taken as a whole, without the consent of the Supermajority Banks.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Issuing Bank or Issuing Banks, the Agent and all future holders of the amounts payable hereunder. In the case of any waiver, the Borrower, the Banks, the Issuing Bank or Issuing Banks, and the Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                 SECTION 11.2. Notices. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the amounts payable hereunder:

            The Borrower or HII:           1111 Louisiana
                                           Houston, Texas 77002
                                           Attention:  Marc Kilbride

                                           Telecopy:  713-207-3301

                with a copy to:            Assistant Treasurer

          The Agent:                       Chase Loan and Agency Services
                                             Group
                                           One Chase Manhattan Plaza
                                           8th Floor
                                           New York, New York 10081
                                           Attention:  Janet Belden
                                           Telecopy:  (212) 552-5658

              with a copy to:              The Chase Manhattan Bank
                                           One Chase Manhattan Plaza, 3rd Floor
                                           Global Power Group
                                           New York, New York 10081
                                           Attention: Jaimin Patel
                                           Telecopy: 212-552-5276

provided that any notice, request or demand to or upon the Agent or the Banks pursuant to Sections 2.2, 3.2, 4.3, 4.7, 5.2 and 5.5 shall not be effective until received.

                 SECTION 11.3. No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 SECTION 11.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents.

                 SECTION 11.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement and any Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett, special counsel to the Agent (but excluding the fees or expenses of any other counsel), (b) to pay or reimburse each Bank and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of the several special counsel to the Banks and the Agent, (c) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees, if any, and any and all liabilities (for which each Bank has not been otherwise reimbursed under this Agreement) with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents, and (d) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify, and hold each Bank and the Agent harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, the other Loan Documents and any such other documents and the transactions contemplated hereby (including, without limitation, the Mergers and the use of proceeds of the Loans) (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided, that the Borrower shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Bank; and provided, further, that it is the intention of the Borrower to indemnify the Agent and the Banks against the consequences of their own negligence. The agreements in this Section 11.5 shall survive repayment of all amounts payable hereunder.

                 SECTION 11.6. Effectiveness; Successors and Assigns; Participations; Assignments. (a) This Agreement shall become effective on the first date on which all of the conditions precedent set forth in Section 6.1 have been satisfied (which date shall occur on or before October 31, 1997) (such date on which all such conditions are satisfied and such initial Loans are made, the "Closing Date").

                 (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions (a "Participant") participating interests in any Loan owing to such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan and Commitment or other interest for all purposes under this Agreement and the other Loan Documents, the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents and except with respect to the matters set forth in Section 11.1, the amendment of which requires the consent of all of the Banks, the participation agreement between the selling Bank and the Participant may not restrict such Bank's voting rights hereunder. The Borrower agrees that each Participant, to the extent provided in its participation, shall be entitled to the benefits of Sections 4.5, 4.8, 5.1 and 5.3 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the selling Bank would have been entitled to receive in respect of the amount of the participation sold by such selling Bank to such Participant had no such sale occurred. Except as expressly provided in this Section 11.6(b), no Participant shall be a third-party beneficiary of or have any rights under this Agreement or under any of the other Loan Documents.

                 (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Affiliate of such Bank that is a bank (a "Bank Affiliate") and, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to one or more additional banks ("Purchasing Banks") all or any part of its rights and obligations under this Agreement pursuant to a Committed Loan Assignment and Acceptance ("Committed Loan Assignment and Acceptance"), substantially in the form of Exhibit K, executed by such Purchasing Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not a Bank Affiliate, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register; provided, that (i) each such sale shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Commitment of such Bank,
(ii) each such sale that is not to an existing Bank hereunder shall be in an aggregate amount of not less than .925% of the Commitments hereunder then in effect, (iii) after giving effect to such sale, the transferor Bank shall (to the extent that it continues to have any Commitment hereunder) have a Commitment of not less than the greater of (A) .925% of the Commitments hereunder then in effect and (B) 51% of (1) the total amount of such Bank's Commitment as of the date on which such Bank first had a Commitment hereunder less (2) the amount of permanent reductions after such date in the amount of such Commitment and (iv) at any time other than any time that an Event of Default has occurred and is continuing, each such assignment shall be to a "bank", as such term is defined in Rule 3 promulgated under PUHCA. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Committed Loan Assignment and Acceptance (the "Transfer Effective Date"), (i) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Committed Loan Assignment and Acceptance, have the rights and obligations of a Bank hereunder with the Commitments as set forth therein and (ii) the transferor Bank thereunder shall, to the extent provided in such Committed Loan Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of a Committed Loan Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Committed Loan Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Pro Rata Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement. On or prior to the Transfer Effective Date determined pursuant to such Committed Loan Assignment and Acceptance, (i) appropriate entries shall be made in the accounts of the transferor Bank and the Register evidencing such assignment and releasing the Borrower from any and all obligations to the transferor Bank in respect of the assigned Loan or Loans and
(ii) appropriate entries evidencing the assigned Loan or Loans shall be made in the accounts of the Purchasing Bank and the Register as required by Section 4.1 hereof. In the event that any Notes have been issued in respect of the assigned Loan or Loans, such Notes shall be marked "cancelled" and surrendered by the transferor Bank to the Agent for return to the applicable Borrower.

                 (d) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or other financial institutions (a "CAF Loan Assignee") any CAF Loan owing to such Bank pursuant to a CAF Loan Assignment and Acceptance executed by the assignor Bank and the CAF Loan Assignee. Upon such execution, from and after the date of such CAF Loan Assignment and Acceptance, the CAF Loan Assignee shall, to the extent of the assignment provided for in such CAF Loan Assignment and Acceptance, be deemed to have the same rights and benefits of payment and enforcement with respect to such CAF Loan and the same obligation to share and rights of setoff pursuant to Sections 5.4 and 11.7 as it would have had if it were a Bank hereunder; provided that (i) unless such CAF Loan Assignment and Acceptance shall otherwise specify and a copy of such CAF Loan Assignment and Acceptance shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with Section 11.6(e), the assignor thereunder shall act as collection agent for the CAF Loan Assignee thereunder, and the Agent shall pay all amounts received from the Borrower that are allocable to the assigned CAF Loan directly to such assignor without any further liability to such CAF Loan Assignee and (ii) at any time other than any time an Event of Default has occurred and is continuing, each such assignment shall be to a "bank", as such term is defined in Rule 3 promulgated under PUHCA. A CAF Loan Assignee under a CAF Loan Assignment and Acceptance shall not, by virtue of such CAF Loan Assignment and Acceptance, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, supplement, waiver or other modification of any provision of this Agreement or any related document; provided that (i) the assignor under such CAF Loan Assignment and Acceptance and such CAF Loan Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document and (ii) if a copy of such CAF Loan Assignment and Acceptance shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with Section 11.6(e), neither the principal amount of, the interest rate on, nor the maturity date of any CAF Loan assigned to the CAF Loan Assignee thereunder will be reduced or postponed, as the case may be, without the written consent of such CAF Loan Assignee. If a CAF Loan Assignee has caused a CAF Loan Assignment and Acceptance to be recorded in the Register in accordance with Section 11.6(e), such CAF Loan Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign such CAF Loan to any Bank, to any Affiliate or Subsidiary of such CAF Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the type represented by such CAF Loan, and the foregoing provisions of this Section 11.6(d) shall apply, mutatis mutandis, to any such assignment by a CAF Loan Assignee. Except in accordance with the preceding sentence,

CAF Loans may not be further assigned by a CAF Loan Assignee, subject to any legal or regulatory requirement that the CAF Loan Assignee's assets must remain under its control.

                 (e) The Agent shall maintain at its address referred to in Section 11.2 a copy of each CAF Loan Assignment and Acceptance and each Committed Loan Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time and (ii) with respect to each CAF Loan Assignment and Acceptance delivered to the Agent, the name and address of the CAF Loan Assignee and the principal amount of each CAF Loan owing to such CAF Loan Assignee. To the extent permitted by applicable law, the entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may (and, in the case of any Loan or other obligation hereunder that is not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligations hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder which is not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Bank or any CAF Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

                 (f) Upon its receipt of a Committed Loan Assignment and Acceptance executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank Affiliate, by the Borrower and the Agent) together with payment to the Agent of a registration and processing fee of (i) $2,000 with respect to (and payable by) any Purchasing Bank that is not already a Bank or a Bank Affiliate and (ii) $750 with respect to any Purchasing Bank that is already a Bank or a Bank Affiliate (which fee shall be for the account of the Borrower only in the case of an assignment made pursuant to
Section 5.6(b) hereof), the Agent shall promptly accept such Committed Loan Assignment and Acceptance on the Transfer Effective Date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower. Upon its receipt of a CAF Loan Assignment and Acceptance executed by an assignor Bank and a CAF Loan Assignee, together with payment to the Agent of a registration and processing fee of $750 (which fee shall not be for the account of the Borrower), the Agent shall promptly accept such CAF Loan Assignment and Acceptance, record the information contained therein in the Register and give notice of such acceptance and recordation to the assignor Bank, the CAF Loan Assignee and the Borrower.

                 (g) Each Bank agrees to exercise its reasonable best efforts to keep, and to cause any third party recipient of the information described in this Section 11.6(g) to keep, any information delivered or made available by the Borrower to it (including any information obtained pursuant to Section 8.1) that is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Bank and its Affiliates who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereunder; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank or any Affiliate of any Bank, (ii) pursuant to subpoena or upon the order of any court or administrative agency, (iii) upon the request or demand of any Governmental Authority having jurisdiction over such Bank, (iv) if such information (A) was already in the possession of such Bank without being subject to any applicable confidentiality agreement or (B) has otherwise been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which either the Agent, the Arranger, any Bank, the Borrower or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel, independent auditors and other professional advisors and (viii) to any actual or proposed Participant, Purchasing Bank or CAF Loan Assignee (each, a "Transferee") that has agreed to be bound by the provisions of this Section 11.6(g). Unless prohibited from doing so by applicable law, each Bank will use its reasonable best efforts to notify the Borrower of any information that it is required or requested to deliver pursuant to clause (ii) of this Section 11.6(g) and, if the Borrower is not a party to any such litigation, clause (v) of this Section 11.6(g), prior to such Bank's delivery of such information.

                 (h) If, pursuant to this Section, any interest in this Agreement is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank or CAF Loan Assignee registered in the Register, the Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Borrower) to provide the transferor Bank (and, in the case of any Purchasing Bank or CAF Loan Assignee registered in the Register, the Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                 (i) Nothing herein shall prohibit any Bank from pledging or assigning all or any portion of its Loans hereunder to any Federal Reserve Bank in accordance with applicable law. The Borrower hereby agrees that, upon the request of any Bank at any time and from time to time after the Borrower has made its initial Borrowing hereunder, the Borrower will provide to such Bank (at the Borrower's own expense) a promissory note, substantially in the form of Exhibit C (a "Note"), evidencing the Loans owing to such Bank.

                 SECTION 11.7. Set-off. In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Borrower. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                 SECTION 11.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be maintained with the Borrower and the Agent.

                 SECTION 11.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 11.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, HII, the Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                 SECTION 11.11. GOVERNING LAW. (a) THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                 (b) Notwithstanding anything in Section 11.11(a) to the contrary, nothing in this Agreement or in any Note or any Loan Documents shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal law relating to the amount of interest which any Bank may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the laws of the state where such Bank is located. To the extent that Texas law is applicable to the determination of the Highest Lawful Rate, the Banks and the Borrower agree that (i) if Article 1.4, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, is applicable to such determination, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply, provided that, to the extent permitted by such Article, the Agent may from time to time by notice to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans; and (ii) the provisions of Chapter 15 of Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement or any Note issued hereunder.

                 SECTION 11.12. Submission To Jurisdiction, Waivers. Each of the Borrower and HII hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 11.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent permitted by applicable law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

                 SECTION 11.13. Acknowledgements. The Borrower hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, any Notes and the other Loan Documents;

                 (b) neither the Agent nor any Bank has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Banks, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 (c) no joint venture exists among the Banks or among the Borrower and the Banks.

                 SECTION 11.14. Limitation on Agreements. All agreements between the Borrower, the Agent or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement, any Notes or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or any Bank shall ever receive interest or anything that might be deemed interest under applicable law that would exceed the Highest Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on account of such Bank's Loans or the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of such Bank's Loans and the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Bank for the use, forbearance or detention of the indebtedness of the Borrower to the Agent or any Bank shall, to the fullest extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest that accrues on the outstanding principal balance of any Loan shall exceed the Highest Lawful Rate, the rate of interest that accrues on the outstanding principal balance of any Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest that accrues on the outstanding principal balance of any Loan shall not reduce the rate of interest that accrues on the outstanding principal balance of any Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of any Loan equals the amount of interest that would have accrued if such interest rate had at all times been in effect. The terms and provisions of this Section 11.14 shall control and supersede every other provision of all Loan Documents.

                 SECTION 11.15. Non-recourse to Limited Partner, General Partner. By execution hereof, each Bank, the Arranger and the Agent agree that, notwithstanding statutory and/or common law liability of a general partner for the debts and obligations of a partnership, no general or limited partner of the Borrower, solely by virtue of its legal status as such, shall be liable for the obligations of the Borrower under this Agreement, any Note or any Loan

Document, it being expressly agreed that except as specifically provided and set forth pursuant to the Security Documents and the Support Agreement, all such debts and obligations shall be satisfied only from assets of the Borrower. Notwithstanding the foregoing, nothing in this Section 11.15 shall be deemed to relieve the Borrower or any other Loan Party of its obligations under this Agreement or to prejudice the rights or remedies of the Agent and the Lenders hereunder or under any Loan Documents.

                 SECTION 11.16. Notice Under Section 26.02 of the Texas Business and Commerce Code. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.


                                         HOUSTON INDUSTRIES
                                         FINANCECO LP

                                         By:      HOUSTON INDUSTRIES FINANCECO
                                                  GP, LLC,
                                                  its General Partner


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         HOUSTON INDUSTRIES INCORPORATED


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         THE CHASE MANHATTAN BANK, as Agent and
                                         as a Bank


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         BANK OF MONTREAL


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         THE BANK OF NEW YORK


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         THE BANK OF NOVA SCOTIA


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                         HOUSTON AGENCY


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         BARCLAYS BANK PLC


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         CAISSE NATIONALE DE CREDIT AGRICOLE


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         CIBC INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         CITIBANK, N.A.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         COMERICA BANK


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         COMMERZBANK
                                         AKTIENGESELLSCHAFT,
                                         ATLANTA AGENCY


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         CREDIT LYONNAIS
                                         NEW YORK BRANCH


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         CREDIT SUISSE FIRST BOSTON


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         THE DAI-ICHI KANGYO BANK, LIMITED


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         BANKBOSTON, N.A.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         FIRST UNION NATIONAL BANK


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         FLEET NATIONAL BANK


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         THE FUJI BANK, LIMITED-
                                         HOUSTON AGENCY


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         THE INDUSTRIAL BANK OF JAPAN,
                                         LIMITED, NEW YORK BRANCH


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         THE LONG-TERM CREDIT BANK OF
                                         JAPAN, LTD.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         MELLON BANK, N.A.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         NATIONSBANK OF TEXAS, N.A.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         THE NORTHERN TRUST COMPANY


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         ROYAL BANK OF CANADA


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         THE SAKURA BANK, LIMITED


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         SOCIETE GENERALE,
                                         SOUTHWEST AGENCY


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         THE SUMITOMO BANK, LIMITED


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         TORONTO DOMINION (TEXAS), INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         UNION BANK OF SWITZERLAND,
                                         NEW YORK BRANCH


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         WACHOVIA BANK OF GEORGIA, N.A.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                         NEW YORK BRANCH


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                         THE YASUDA TRUST AND BANKING
                                         COMPANY LIMITED
                                         NEW YORK BRANCH


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title: